                                  EXHIBIT 99

                 Form of Proxy to be mailed to stockholders of
                           ITLA Capital Corporation

                     IMPERIAL THRIFT AND LOAN ASSOCIATION
                           700 North Central Avenue
                          Glendale, California  91203
                                (818) 551-0600

                                ______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on July 25, 1996

     Notice is hereby given that a Annual Meeting of Stockholders (the "Meeting") of Imperial Thrift and Loan Association ("Imperial") will be held at the Red Lion Hotel, located at 100 West Glenoaks Blvd., Glendale, California, on July 25, 1996 at 3:00 p.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.  The election of two directors of Imperial;

     2. A proposal to adopt a holding company structure for Imperial with the result that Imperial will become a wholly-owned subsidiary of ITLA Capital Corporation as provided in the Merger Agreement and Plan of Reorganization attached as Appendix A to this Proxy Statement;

     3.  Ratification of the adoption of the Recognition and Retention Plan; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on June 10, 1996 are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                    By Order of the Board of Directors


                                    George W. Haligowski
                                    Chairman of the Board, President and
                                    Chief Executive Officer

Glendale, California
June __, 1996

- --------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE IMPERIAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED
IF MAILED WITHIN THE UNITED STATES.
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
SUMMARY......................................................................................   1
     Date, Time and Place of Meeting.........................................................   1
     Purpose of Meeting......................................................................   1
     Record Date.............................................................................   1
     Vote Required for Approval of Proposals.................................................   1
     The Holding Company Reorganization......................................................   1
     Conditions and Regulatory Approvals.....................................................   1
     Federal Income Tax Consequences.........................................................   1
     Regulation and Supervision..............................................................   2
     Differences Between Imperial Common Stock and Company Common Stock......................   2
     Recommendation and Reasons..............................................................   2

GENERAL INFORMATION..........................................................................   3
     Introduction............................................................................   3
     Revocation of Proxies...................................................................   3
     Vote Required for Approval of Proposals.................................................   3
     Voting Securities and Principal Holders Thereof.........................................   4

PROPOSAL I -- ELECTION OF DIRECTORS..........................................................   5
     Board of Directors of Imperial..........................................................   5
     Executive Officers Who Are Not Directors................................................   6
     Board of Directors Meetings and Committees..............................................   7
     Director Compensation...................................................................   7
     Executive Compensation..................................................................   8
     Employment Agreements and Change of Control Agreements..................................   8
     Benefit Plans...........................................................................   9
     Option Grants for 1995..................................................................  11
     Compensation Committee Report on Executive Compensation.................................  11
     Shareholder Return Performance Presentation.............................................  13
     Certain Transactions....................................................................  13

PROPOSAL II -- THE HOLDING COMPANY MERGER AND  REORGANIZATION................................  14
     Parties to the Merger Agreement.........................................................  14
     Reasons for the Reorganization..........................................................  14
     Description of the Transaction; Exchange Ratio..........................................  15
     Federal Income Tax Consequences.........................................................  15
     Conditions to the Reorganization........................................................  15
     Amendment or Termination................................................................  16
     Effective Date of the Reorganization....................................................  16
     Exchange of Stock Certificates Not Required.............................................  16
     Operations After the Reorganization.....................................................  16
     Accounting Treatment....................................................................  17
     Stock Option and Incentive Plan.........................................................  17
     Comparison of Stockholder Rights........................................................  17
     Other Restrictions on Acquisitions of Stock.............................................  24
     Dissenters' Rights of Appraisal.........................................................  25

PROPOSAL III -- RECOGNITION AND RETENTION PLAN...............................................  25
     General.................................................................................  25
     Principle Features of the RRP...........................................................  25
     Effect of Adjustments...................................................................  26
     Federal Income Tax Consequences.........................................................  26
     Amendment to the RRP....................................................................  26
     Performance Criteria....................................................................  26

FINANCIAL STATEMENTS.........................................................................  27

IMPERIAL THRIFT AND LOAN ASSOCIATION.........................................................  27

THE COMPANY..................................................................................  27
     General.................................................................................  27
     Regulation..............................................................................  27
     Federal and State Taxation..............................................................  28
     Restrictions on Resale of Company Stock Received by Certain Persons.....................  28
     Company Management......................................................................  28

LEGAL OPINION................................................................................  29

STOCKHOLDER PROPOSALS........................................................................  29

OTHER MATTERS................................................................................  29

APPENDIX A -- MERGER AGREEMENT AND PLAN OF REORGANIZATION.................................... A-1

APPENDIX B -- HOLDING COMPANY CERTIFICATE OF INCORPORATION................................... B-1

APPENDIX C -- RECOGNITION AND RETENTION PLAN................................................. C-1

                             AVAILABLE INFORMATION


          This Proxy Statement of Imperial Thrift and Loan Association ("Imperial") also serves as the prospectus relating to the offer and sale by ITLA Capital Corporation (the "Company"), a newly-formed Delaware corporation, of shares of its common stock, par value $.01 per share ("Company Common Stock"), offered in exchange for the outstanding shares of common stock of Imperial, no par value per share ("Imperial Common Stock"), in connection with a proposed reorganization (the "Reorganization") pursuant to which the Company would become the holding company for Imperial, as more fully discussed under "Proposal II -- The Holding Company Merger and Reorganiza tion."

          The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (Registration Statement No. 333-_____), with respect to the shares of Company Common Stock issuable upon conversion of Imperial Common Stock in the Reorganization as described herein. For further information pertaining to Company Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits thereto, which may be inspected at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C.
20549, and copies of which can be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at the above-stated address.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER IMPERIAL OR THE COMPANY OR THEIR MANAGEMENT. EXCEPT AS OTHERWISE EXPRESSLY INDICATED, ALL INFORMATION IS GIVEN AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AFTER SUCH DATE NOR ANY OFFER, SALE OR EXCHANGE OF ANY SECURITY MADE HEREUNDER AFTER SUCH DATE SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE SUCH DATE.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE CALIFORNIA COMMISSIONER OF CORPORATIONS ("COMMISSIONER") OR THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), NOR HAS THE SEC, THE COMMISSIONER OR THE FDIC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

________________________________________________________________________________

                                    SUMMARY


          The following is a summary of certain information contained in this Proxy Statement/Prospectus. This summary is not complete and is qualified in its entirety by the more detailed information appearing in this Proxy Statement/Prospectus and appendices. Stockholders should review the entire Proxy Statement/Prospectus and, in particular, the specific sections referred to in this summary.

Date, Time and Place of Meeting
- -------------------------------

          July 25, 1996, at 3:00 p.m., Glendale, California time, at the Red Lion Hotel, located at 100 West Glenoaks Blvd., Glendale, California.

Purposes of Meeting
- -------------------

          The purposes of the Meeting are to consider and vote upon a proposal to adopt a holding company structure, elect two directors and ratify the adoption of the Recognition and Retention Plan ("RRP"). If the proposal to adopt a holding company structure is approved, Imperial will conduct its operations as a wholly-owned subsidiary of the Company, a Delaware corporation formed for the purpose of serving as the holding company for Imperial.

Record Date
- -----------

          Only holders of record of shares of Imperial Common Stock, at the close of business on June 10, 1996, are entitled to vote at the Meeting.

Vote Required for Approval of Proposals
- ---------------------------------------

          The affirmative vote of the holders of at least 3,910,251 shares of Imperial Common Stock, a majority of the total shares entitled to vote at the Meeting, is required to approve the proposal to adopt a holding company structure and ratify the adoption of the RRP. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

The Holding Company Reorganization
- ----------------------------------

          Under the Merger Agreement and Plan of Reorganization (the "Merger Agreement") attached hereto as Appendix A, Imperial will be merged with an interim subsidiary of the Company. As a result of this transaction (the "Reorganization") each share of Imperial Common Stock will be converted into one share of common stock, $.01 par value per share, of the Company ("Company Common Stock"). See "Proposal II -- The Holding CompanyMerger and Reorganization -- Description of the Transaction; Exchange Ratio."

Conditions and Regulatory Approvals
- -----------------------------------

          The consummation of the Reorganization is conditioned upon the fulfillment of certain conditions set forth in the Merger Agreement, including approval by the stockholders of Imperial, the FDIC, and by the Commissioner. See "Proposal II -- The Holding Company Merger and Reorganization -- Conditions to the Reorganization."

Federal Income Tax Consequences
- -------------------------------

          The Merger will qualify as a tax-free reorganization. No gain or loss will be recognized by Imperial stockholders whose shares are converted into Company Common Stock. See "Proposal II -- The Holding Company Merger and Reorganization -- Federal Income Tax Consequences."

________________________________________________________________________________

________________________________________________________________________________

Regulation and Supervision
- --------------------------

          After the Reorganization, the Company will be a depository institution holding company regulated by the Commissioner. It will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports, proxy statements and other information with the SEC. See "The Company
- -- Regulation." Imperial will continue to be regulated by the Commissioner and the FDIC, however, it will no longer be regulated by the SEC.

Differences Between Imperial Common Stock and Company Common Stock
- ------------------------------------------------------------------

          After the consummation of the Reorganization, the rights of the stockholders of the Company will be governed by Delaware law and the Certificate of Incorporation and Bylaws of the Company, whereas the rights of stockholders of Imperial are governed by its Articles of Incorporation and Bylaws and by California statutes and regulations and certain FDIC regulations. As a result, certain differences will exist between the rights of stockholders of the Company and those of Imperial. These differences relate to such matters as the issuance of additional capital stock, amendment of governing instruments, anti-takeover provisions, transactions with affiliates, limitations on director liability, and indemnification of officers and directors. For a description of these differences, see "Proposal II -- The Holding Company Merger and Reorganization -
- - Comparison of Stockholder Rights."

Recommendation and Reasons
- --------------------------

          Imperial's Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that the stockholders vote FOR approval of the Reorganization. A holding company structure offers significant advantages in comparison to Imperial's present corporate structure. These advantages include a broader range of permissible financial activities and increased organizational flexibility. The Board of Directors also recommend that stockholders vote FOR the election of the proposed directors and the ratification of the RRP.

                                       2
________________________________________________________________________________

                                PROXY STATEMENT

                     IMPERIAL THRIFT AND LOAN ASSOCIATION
                           700 North Central Avenue
                          Glendale, California  91203
                                (818) 551-0600

                        ANNUAL MEETING OF STOCKHOLDERS
                                 July 25, 1996



                              GENERAL INFORMATION


Introduction
- ------------

          This Proxy Statement/Prospectus is furnished in connection with the solicitation on behalf of the Board of Directors of Imperial of proxies, to be used at a Annual Meeting of Stockholders of Imperial (the "Meeting") to be held at the Red Lion Hotel, located at 100 West Glenoaks Blvd., Glendale, California, on July 25, 1996 at 3:00 p.m., and at all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about June __, 1996.

Revocation of Proxies
- ---------------------

          Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and at all adjournments thereof. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, Michael L. Mayer, Secretary of Imperial, 700 North Central Avenue, Glendale, California 91203, or by attending the Meeting and voting in person. Proxies solicited on behalf of the Board of Directors of Imperial and not revoked will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the proposals set forth in this Proxy Statement/Prospectus for consideration at the Meeting.

          Proxies marked as abstaining and proxies returned by brokers as "non-votes" on behalf of shares held in street name will be treated as votes against the proposals.

Vote Required for Approval of Proposals
- ---------------------------------------

          Approval of the proposals to adopt a holding company structure and ratification of the RRP require the affirmative vote of the holders of a majority of the shares entitled to be voted at the Meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

Voting Securities and Principal Holders Thereof
- -----------------------------------------------

          Stockholders of record as of the close of business on June 10, 1996 will be entitled to one vote for each share then held. As of that date, Imperial had 7,820,500 shares of Imperial Common Stock issued and outstanding.

          The following table sets forth, as of June 10, 1996, certain information as to those persons who were known by management to be beneficial owners of more than five percent of Imperial Common Stock outstanding and as to the shares of Imperial Common Stock beneficially owned by all officers and directors of Imperial as a group.

                                                                  SHARES                            PERCENT
  NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIALLY OWNED                      OF CLASS
  ------------------------------------                      ------------------                      --------
Peter B. Cannell & Co., Inc.
919 Third Avenue
New York, New York  10022...........................             449,850/(1)/                        5.75%

Wellington Management Company
75 State Street
Boston, Massachusetts  02109........................             592,000/(2)/                        7.57

Thomson Horstmann & Bryant, Inc.
Park 80 West, Plaza Two
Saddle Brook, New Jersey  07663.....................             510,000/(3)/                        6.50

Kramer Spellman L.P.
2050 Center Avenue, Suite 300
Fort Lee, New Jersey  07024.........................             677,800/(4)/                        8.67

All directors and executive officers as a group                   28,500/(5)/                         .38
 (8 persons)........................................

_______________
/(1)/ As reported by Peter B. Cannell & Co., Inc. ("Cannell") on a Schedule 13G dated on or about February 12, 1996, and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Cannell reported sole voting and investment power as to 449,850 and shared voting and investment power as to none of the 449,850 shares covered by the report.
/(2)/     As reported by Wellington Management Company ("Wellington") on a
          Schedule 13G dated on or about February 9, 1996, and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Wellington reported sole voting and investment power as to no shares, shared voting power as to 229,000 shares and shared investment power as to 592,000 of the 592,000 shares covered by the report.
/(3)/     As reported by Thomson Horstmann & Bryant, Inc. ("Thomson") on a
          Schedule 13G dated on or about January 18, 1996, and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Thomson reported sole voting power as to 311,900, sole investment power as to 510,000, shared voting power as to 6,100 and shares investment power as to none of the 510,000 shares covered by Thomson's report.
/(4)/ As reported by Kramer Spellman L.P. ("Kramer-Spellman") on a Schedule 13D dated on or about March 20, 1996 and on a Schedule 13D dated on or about April 22, 1996. Messrs. Orin S. Kramer and Jay Spellman, the general partners of Kramer-Spellman reported shared voting and dispositive power as to all of the 677,800 shares covered by the report.
/(5)/ Includes shares held directly and shares which are held in retirement accounts or by certain members of the named individuals' families, over which shares the respective directors and officers may be deemed to have sole or shared voting or investment power. There are no shares which are subject to options, exercisable within 60 days and held by directors and executive officers pursuant to the Company's Stock Option Plan.

                      PROPOSAL I - ELECTION OF DIRECTORS


Board of Directors of Imperial
- ------------------------------

          Imperial's Board of Directors is presently composed of five members. Approximately one-third of the directors are elected annually. Directors of Imperial are generally elected to serve for a three year period or until their respective successors shall have been elected and qualified.

          The table below sets forth certain information regarding the composition of Imperial's Board of Directors, including their terms of office and the nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting for the election of the nominee identified in the following table. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.




                                             Positions Held in
       Name                  Age/(1)/           Imperial                                         Term
- --------------------         --------  ---------------------------
                                                          NOMINEES                 Director        to
                                                                                    Since        Expire
George W. Haligowski....       41      Chairman of the Board,                       --------     ------
                                       President and Chief Executive
                                       Officer
Sandor X. Mayuga........       46      Director                                      1992         1999

                                                 DIRECTORS CONTINUING IN OFFICE

Jeffrey L. Lipscomb.....       42      Director                                      1995         1999
Robert R. Reed..........       59      Director                                      1996         1998
Hirotaka Oribe..........       60      Director                                      1995         1997


                               Shares of
                             Common Stock
                             Beneficially                Percent
                               Owned at                     of
      Name                        , 1996/(2)/             Class
- --------------------         -----------------           -------
                                   NOMINEES
George W. Haligowski....           25,000                   *


Sandor X. Mayuga........              800                   *

                            DIRECTORS CONTINUING IN OFFICE

Jeffrey L. Lipscomb.....              ---                   *
Robert R. Reed..........              200                   *
Hirotaka Oribe..........              200                   *

_______________
*       Represents less than 1% of the shares outstanding.

/(1)/   As of June 10, 1996.
/(2)/ Includes shares held directly, as well as shares held by certain family members of the named individuals, over which such individuals may be deemed to have sole voting and investment power.


          The business experience during the last five years of each of the directors is set forth below. Unless otherwise indicated, each director has held his present position for at least five years. Each of the Directors of Imperial has been a director of the Company since its incorporation in April 1996.

          George W. Haligowski has served as Chairman of the Board, President and Chief Executive Officer of Imperial since July 1992. From 1990 to the present, he has also served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. From 1990 to present, he has also served as Chief Executive Officer of Rockland Development, a real estate development company. He was previously employed as a Vice President by Shearson Lehman Hutton, (1988-1990) and

Prudential-Bache Securities (1983-1988), and by Avco Financial Services as Regional Director of its Japanese branch operations in 1976 to 1981, as Training Coordinator for Avco Thrift and Loan in 1976 and as a Branch Manager from 1974 to 1976.

          Jeffrey L. Lipscomb Mr. Lipscomb has been a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies since 1986, handling corporate group benefits and personal financial planning.

          Sandor X. Mayuga is a member of the state bar of California has been a member of the law firm of Tisdale & Nicholson since 1994, and previously conducted his own private law practice from 1985 to 1995. Mr. Mayuga previously served as a Director of Imperial and Lake America from December 1983 to June 1993.

          Hirotaka Oribe is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an adviser to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer, and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multifamily housing, office buildings and retail space, and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973.

          Robert R. Reed is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed was previously employed in management positions with Household Financial Corporation from 1962 to 1980. Mr. Reed previously served as a director of Imperial from September 1994 to August 1995, when all directors appointed by the Company's former parent resigned as part of the Company's initial public offering.

Executive Officers Who Are Not Directors
- ----------------------------------------

          The following information as to the business experience during the past five years is provided with respect to the executive officers of Imperial who do not serve on Imperial's Board of Directors.

          Anthony L. Frey served as First Vice President, Treasurer, and Controller of Imperial since January 1995, and prior to that served as Vice President--Finance since August 1994. Mr. Frey was promoted to Senior Vice President and Chief Financial Officer in November 1995. From 1984 to 1994, Mr. Frey served as Senior Vice President and Controller of HomeFed Bank, and from 1979 to 1984, Mr. Frey was employed by the accounting firm of KPMG Peat Marwick. Mr. Frey is a certified public accountant.

          Norval L. Bruce has served as Executive Vice President and Chief Credit Officer of Imperial since December 1990; from July to December 1990 he served as Senior Vice President and Chief Credit Officer. From 1988 to 1989, Mr. Bruce served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. Mr. Bruce was previously employed by Security Pacific Bank from 1965 to 1988 in a variety of positions including management positions in which he was responsible for both loan origination and credit quality.

          George J. Guarini has served as Senior Vice President and Chief Lending Officer since May 1996 and previously served as Senior Vice President - Retail Lending of Imperial since January 1996. Mr. Guarini previously served as the head of the Asset Management department since joining Imperial in June 1994. From 1991 to 1994, Mr. Guarini served as Senior Vice President - Special Assets of California Republic Bank. Mr. Guarini was employed from 1989 to 1991 by Security Pacific National Bank as a Senior Lending Officer. Mr. Guarini was previously employed from 1981 to 1989 by City Savings Bank, FSB located in Somerset, New Jersey, in a variety of management positions.

Board of Directors Meetings and Committees
- ------------------------------------------

          Meetings and Committees of Imperial. Meetings of Imperial's Board of Directors in fiscal 1995 were generally held on a monthly basis. For the fiscal year ended December 31, 1995, the Board of Directors met eleven times. During the 1995 fiscal year, no incumbent director of Imperial attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

          The Board of Directors of Imperial has standing Executive, Audit and Compensation Committees.

          Executive Committee. The primary responsibilities of the Executive Committee are to advise Imperial's management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski and Oribe. The Executive Committee held seven meetings in fiscal 1995.

          Audit Committee. The primary responsibilities of the Audit Committee are to recommend to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of Imperial's books and records; to review with such accounting firm the scope and results of the annual audit; to review the performance by such independent accountants of professional services in addition to those which are audit related; and to consult with the internal and independent auditors with regard to the adequacy of Imperial's system of internal controls. The members of the Audit Committee are Messrs. Lipscomb and Mayuga. The Audit Committee held two meetings in fiscal 1995.

          Compensation Committee.   The primary responsibilities of the
Compensation Committee are to establish and review the compensation, both direct and indirect, to be paid to Imperial's executive officers and other members of management; to review and submit to the Board of Directors its recommendations with respect to executive compensation plans; to establish and review periodically Imperial's policies relating to executive perquisites; and to oversee Imperial's employee benefit plans. The members of the Compensation Committee are Messrs. Lipscomb and Oribe. The Compensation Committee met once in fiscal 1995.

          The full Board of Directors acts as the Nominating Committee that nominates officers and directors of Imperial for election.

Director Compensation
- ---------------------

          Nonemployee directors of Imperial receive a monthly fee of $1,250 and fees of $500 for each Board and Committee meeting that they attend. Nonemployee directors also participate in the 1995 Stock Option Plan for Nonemployee Directors. See "Executive Compensation--Benefit Plans--Stock Plans." Directors who are also officers are not compensated for their services as directors.

Executive Compensation
- ----------------------

          The following table sets forth the cash compensation of the Chief Executive Officer and the named executive officers of Imperial with salary and bonus greater than $100,000 for the year ended December 31, 1995.

=============================================================================================================
                                        SUMMARY COMPENSATION TABLE
- -------------------------------------------------------------------------------------------------------------
                                                                               LONG TERM
                          ANNUAL COMPENSATION                                  COMPENSATION
- -------------------------------------------------------------------------------------------------------------
                                                                                                ALL OTHER
                                              SALARY         BONUS               OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION   YEAR      ($)            ($)               (#)/(4)/          ($)
- -------------------------------------------------------------------------------------------------------------
George W. Haligowski                 1995    $174,058   $136,888/(1)(2)/         285,000        $70,572/(5)/
 Chairman of the Board, President    1994     150,000    194,174/(3)(7)/             ---         39,766/(5)/
 and Chief Executive Officer
- -------------------------------------------------------------------------------------------------------------
Norval L. Bruce                      1995    $108,125   $ 13,500/(1)/             40,000        $15,168/(6)/
 Executive Vice President and        1994     102,917     20,000/(7)/                ---         10,395/(6)/
 Chief Credit Officer
- -------------------------------------------------------------------------------------------------------------

_________________
/(1)/     Paid or payable in 1995 based on Imperial's performance in 1994.
/(2)/ Does not include $400,000 earned upon consummation of the October 1995 public offering pursuant to a prior agreement between Imperial's former parent company and Mr. Haligowski. This amount is to be paid by the former parent company in 1996. In addition, does not include approximately $81,000 paid in 1996 to Mr. Haligowski in recognition of his efforts in connection with Imperial's initial public offering.
/(3)/ Deferred at the election of the named officer under Imperial's Nonqualified Deferred Compensation Plan.
/(4)/ Granted in 1995 and vests one-third on each of the three subsequent anniversary dates of issuance (Oct. 23, 1995).
/(5)/ Consists of (a) $19,321 in auto related benefits, (b) $22,850 in supplemental housing payments, (c) $7,154 in life insurance premiums,
          (d) $6,682 in employer contributions under the Imperial 401(k) plan and (e) $14,565 in preferential interest on employee savings accounts in 1995. The respective amounts for 1994 were $7,855, $15,797, $7,154,
          $4,125 and $4,835.
/(6)/ Consists of (a) $8,750 in auto related benefits, (b) $576 in life insurance premiums, (c) $5,492 in employer contributions under the Imperial 401(k) plan and (d) $350 in preferential interest on employee savings accounts in 1995. The respective amounts for 1994 were $5,452, $576, $3,925, and $442.
/(7)/     Paid or payable in 1994 based on Imperial's performance in 1993.

          The annual base salary for each of Messrs. Frey, Bruce and Guarini for 1996 are $131,250, $126,000 and $126,000, respectively.

Employment Agreements and Change of Control Arrangements
- --------------------------------------------------------

          Imperial has entered into an employment agreement with Mr. Haligowski, and change of control agreements with Messrs. Frey, Bruce and Guarini. The employment agreement provides for an initial employment term of three years, with the agreement automatically annually extending for an additional one-year period unless either party provides the other with at least 90 days notice of the nonextension or termination. The employment agreement provides that Imperial may terminate the officer "for cause," as defined in the employment agreement, and that in the event Imperial terminates the officer without cause including as a result of a change of control, the officer will be entitled to receive his base salary for the remaining term of the agreement and a pro rata portion of his bonus, if any, for the year in which his employment is terminated as well as a continuation of all employment related benefits through the remaining term of the agreement and the immediate vesting of any stock options previously granted and outstanding. The annual base salary for Mr. Haligowski under the employment agreement is currently

$299,250 (which salary may be increased from time to time by the Board of Directors). The employment agreement also provides for, among other things, annual incentive compensation, disability pay, participation in stock benefit plans, and other fringe benefits, including a supplemental housing payment of not less than $2,500 per month, an automobile allowance of not less than $1,750 per month, and life insurance coverage in an amount not less than four times Mr. Haligowski's annual salary. Under the employment agreement, Mr. Haligowski received an initial option grant of 285,000 shares of common stock. See "-- Executive Compensation--Benefits--Stock Plans."

          The change of control agreements have initial terms of one year and automatically extend for additional one-year periods upon a change of control, as defined in the agreement, or upon their anniversary date, unless either party provides the other with at least 90 days notice of termination. These agreements provide that in the event the officer is terminated within twelve months following a change of control, as defined in the agreement, the officer shall be entitled to receive upon such termination an amount equal to the greater of the annualized salary as in effect on the date of the change of control or the date of termination and a pro rata portion of his bonus, if any, for the year in which his employment is terminated. The annual base salary for each of Messrs. Frey, Bruce and Guarini is currently $131,250, $126,000 and $126,000, respectively.

          Change of control, in both the employment agreement and the change in control agreements, is defined to include (i) the sale of substantially all of the stock or assets of Imperial, whether by merger, consolidation, sale of assets or sale or exchange of Common Stock or the complete liquidation of the Company, (ii) the sale by the Company or the acquisition by any person in any single transaction (or series of related transactions) of more than 30% of the then outstanding Common Stock of Imperial (on a fully diluted basis) or (iii) any date upon which the directors of Imperial nominated by the Board cease to constitute a majority of the Board. Both the employment agreement and the change of control agreements will provide that no payments may be made thereunder in connection with the termination of the officers covered by such agreements if, at the time such payments would otherwise be made, Imperial is prohibited from making such payments by any applicable federal or state law or regulation governing its operations, unless Imperial has obtained prior approval for such otherwise prohibited payments from the appropriate regulatory authorities.

Benefit Plans
- -------------

          INSURANCE PLANS. All full-time employees, after approximately three months employment with Imperial, are covered under group plans providing major medical, dental, and vision benefits, and long-term disability, travel accident, accidental death and dismemberment insurance and group term life insurance.

          SALARY SAVINGS PLAN. The Imperial Salary Savings Plan is a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code (the "Code") designed to provide employees with the opportunity to accumulate retirement funds (the "401(k) Plan"). Permanent employees aged 21 or more are eligible to participate in the 401(k) Plan as of January 1 or July 1 first following their hire date. Under the 401(k) Plan, subject to limitations imposed under Section 401(k) and Section 415 of the Code, a participant may elect to defer on a monthly basis from 2% to 14% of his compensation by directing Imperial to contribute such amount to the 401(k) Plan on such employee's behalf. Imperial currently makes matching contributions to the 401(k) Plan equal to 50% of the first 6% of the participant's monthly contribution. The Board reviews the match on an annual basis, and Imperial may also make discretionary contributions to the 401(k) Plan. "Compensation" for purposes of the 401(k) plan is defined as a participant's compensation from Imperial as reported annually on Form W-2, including contributions to the 401(k) Plan by the employee, and contributions by Imperial in the employee's behalf to any other pension, insurance, welfare or other employee benefit plan. Under the 401(k) Plan, a separate account is established for each participant. Participants are always 100% vested in their contributions and the earnings thereon. Participants become vested in employer contributions and the earnings thereon at the rate of 20% per year commencing with the first full year of service (defined as completion of 12 consecutive months of work). Participants become fully vested in employer contributions and the earnings thereon on their fifth anniversary of employment, or in the event of death, permanent disability or attainment of age 65 while employed by Imperial. The 401(k) Plan provides for in-service hardship distributions of elective deferrals, as well as loans of a portion of vested account balances. Distributions from the 401(k) Plan are made upon termination of service in a lump sum or in annual installments over a period of years at the election of the participant with the right to take a lump sum payment at any time during such period.

          NONQUALIFIED DEFERRED COMPENSATION PLANS. The Imperial Supplemental Salary Savings Plan (the "Supplemental Plan") and Nonqualified Deferred Compensation Plan (the "Deferral Plan") are designed to provide additional retirement benefits for certain officers and highly compensated employees. The Supplemental Plan provides participating employees with an opportunity to make up benefits not available under the 401(k) Plan due to any application of limitations on compensation and maximum benefits under the 401(k) Plan. Benefits under the Supplemental Plan are provided at the same time and in the same form as benefits under the 401(k) Plan, and become taxable to the participant at that point. The Deferral Plan allows a participant to defer receipt of, and current taxation upon, designated portions of his direct cash compensation until a future date specified by the participant. Both of these plans are unfunded plans, meaning that all benefits payable thereunder are payable from Imperial's general assets, and funds available to pay benefits are subject to the claims of Imperial's general creditors. Imperial may establish an irrevocable grantor trust in connection with the Supplemental Plan. This trust would be funded with contributions from Imperial for the purpose of providing the benefits promised under the terms of the Supplemental Plan, and the earnings on any trust assets would be taxable to Imperial. Supplemental Plan participants would also only have the rights of unsecured creditors with respect to the trust's assets.

          STOCK PLANS. Imperial has adopted the 1995 Employee Stock Incentive Plan and the 1995 Stock Option Plan for Nonemployee Directors (collectively, the "Stock Option Plan") pursuant to which officers, directors and employees of Imperial are eligible to receive options to purchase Common Stock. The purpose of the Stock Option Plan is to enable Imperial to attract, retain and motivate employees by providing for or increasing their proprietary interests in Imperial, and in the case of nonemployee directors, to attract such directors and further align their interests with those of Imperial. Every employee of Imperial is eligible to be considered for the grant of awards under the Stock Option Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Option Plan is 1,000,000 shares of which a maximum of 550,000 shares may be awarded during the first year of the Stock Option Plan, with annual awards thereafter limited to 100,000 additional shares during each of the next five years of the Stock Option Plan (with the shares subject to the Stock Option Plan and all grants thereunder being subject to adjustments to prevent dilution).

          The Stock Option Plan is administered by the Compensation Committee of the Board, except that grants to nonemployee directors are made by the Board of Directors pursuant to a predetermined formula. The Committee will consist of two or more nonemployee directors of Imperial, and has full and final authority to select the employees to receive awards and to grant such awards. Subject to the provisions of the Stock Option Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto. The expenses of administering the Stock Option Plan will be borne by Imperial.

          The Stock Option Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards to employees are not restricted to any specified form or structure. Stock options to purchase 5,000 shares of Common Stock were automatically granted to the nonemployee directors upon the completion of the Company's initial public offering and upon their election to the Board of Directors, and options to purchase an additional 1,000 shares will be granted annually thereafter, provided such individuals continue to serve as directors.

          Awards may not be granted under the Stock Option Plan after the tenth anniversary of the adoption of the Stock Option Plan. As of June 10, 1996, Imperial has granted an aggregate of 469,500 options under the Stock Option Plan, of which 285,000 have been granted to Mr. Haligowski, 40,000 have been granted to each of Messrs. Frey, Bruce and Guarini, 20,000 have been granted to non-employee directors, and 44,500 have been granted to other employees. The exercise price per share of the options so granted ranges from $10.00 to $13.00 per share and will generally vest 33-% per year, beginning with the first anniversary of the date of the grant.

Option Grants for 1995
- ----------------------

          The following table sets forth certain information concerning stock options granted pursuant to the Stock Option Plan to the named executive officers in 1995. No stock appreciation rights have been granted pursuant to the Stock Option Plan.

===================================================================================================================
                                            OPTION GRANTS IN LAST FISCAL YEAR
- -------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK
                                                                                         PRICE APPRECIATION
                              INDIVIDUAL GRANTS                                            FOR OPTION TERM
- -------------------------------------------------------------------------------------------------------------------
                            NUMBER OF       % OF TOTAL
                           SECURITIES        OPTIONS
                           UNDERLYING       GRANTED TO       EXERCISE
                            OPTIONS         EMPLOYEES        OR BASE
                            GRANTED         IN FISCAL         PRICE     EXPIRATION
        NAME                  (#)             YEAR           ($/SH)        DATE         5% ($)     10% ($)
- -------------------------------------------------------------------------------------------------------------------
George W. Haligowski         285,000        55.5%            10.00      10/23/05       $449,231    $943,350
- -------------------------------------------------------------------------------------------------------------------
Norval L. Bruce               40,000         7.8%            10.00      10/23/05       $ 60,050    $132,400
- -------------------------------------------------------------------------------------------------------------------

          The following table sets forth certain information concerning the number and value of stock options at December 31, 1995 held by the named executive officers, with adjustments for those options awarded prior to the Stock Dividend.

======================================================================================================================
                                            OPTION VALUES AT DECEMBER 31, 1995
- ----------------------------------------------------------------------------------------------------------------------
                                                                                                    VALUE OF
                                                                       NUMBER OF                   UNEXERCISED
                                                                      UNEXERCISED                 IN-THE-MONEY
                                                                       OPTIONS AT                  OPTIONS AT
                                                                       FY-END (#)                FY-END ($)/(1)/
                                                              --------------------------------------------------------
                        SHARES ACQUIRED
       NAME             ON EXERCISE (#)   VALUE REALIZED      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                                               ($)
- ----------------------------------------------------------------------------------------------------------------------
George W. Haligowski         ---                N/A                ---        285,000          ---         $641,250
- ----------------------------------------------------------------------------------------------------------------------
Norval L. Bruce              ---                N/A                ---         40,000          ---         $ 90,000
- ----------------------------------------------------------------------------------------------------------------------

____________________
/(1)/ The difference between the aggregate option exercise price and the closing price of $12.25 of the underlying shares at December 31, 1995.

Compensation Committee Report on Executive Compensation
- -------------------------------------------------------

          The Compensation Committee (the "Committee") has furnished the following report on executive compensation:

          Compensation Policies. Under the supervision of the Board of Directors, Imperial has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of Imperial, and thus shareholder value, by closely aligning the financial interests of Imperial's employees, including its Chief Executive Officer ("CEO") and Imperial's other senior management, with those of its shareholders.

          The executive compensation program of Imperial is designed to:

          . Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

          . Motivate employees to assume increased responsibility and reward them for their achievement;

          . Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

          . Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

          At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, and miscellaneous benefits typically offered to executives by major corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee intends to be advised periodically by independent compensation consultants concerning salary competitiveness.

          As to Mr. Haligowski and other executive officers, as an executive's level of responsibility increases, his or her potential total compensation opportunity is affected by Imperial performance incentives. Reliance on Imperial performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, Imperial believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

          SALARIES. With respect to Mr. Haligowski's base salary in 1995, the prior Committee established his salary at the direction of Imperial's former parent company. In conjunction with the initial public offering, this Committee took into account a comparison of salaries of chief executive officers of local financial institutions and increased Mr. Haligowski's salary to $285,000. The current Committee determined based on Imperial's success in completing the initial public offering to also award Mr. Haligowski a cash bonus of $81,000. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys.

          STOCK OPTION AWARDS. Imperial's Stock Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Stock Option Plan provides for the granting of stock-based awards. To date, the only type of award approved by regulatory authorities to be granted under the Stock Option Plan to executive officers and other key employees consists of stock options.

          RESTRICTED STOCK AWARDS. In 1996, the Committee adopted a policy relating to the granting of restricted stock awards in lieu of a portion of the cash bonus which would otherwise be paid to executive officers and certain key employees under the proposed RRP, to be carried out by the RRP Committee, consisting of Directors Lipscomb and Oribe. Under this policy, awards may be granted to plan participants by the RRP Committee utilizing objective criteria adopted by the Compensation Committee and approved by the Board of Directors, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate. In addition, under the formula, no awards under the proposed RRP will be granted in any year in which the Imperial does not achieve a return on assets of at least .50% and remains adequately capitalized under FDIC rules.

          In 1993, Section 162(m) was added to the Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-

cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding the new provision.

           Jeffrey L. Lipscomb                        Hirotaka Oribe

Shareholder Return Performance Presentation
- -------------------------------------------

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Savings and Loan Industry Index and the Nasdaq Market Index for the period commencing October 27, 1995 and ended April 30, 1996.


                            CUMULATIVE TOTAL RETURN

           IMPERIAL THRIFT AND LOAN ASSOCIATION, NASDAQ MARKET INDEX

                      AND SAVINGS AND LOAN INDUSTRY INDEX


                                               NASDAQ       S&L
Measurement Period           IMPERIAL          INDEX        INDEX
- ---------------------        ---------------   ---------    ----------
Measurement Pt-10/27/1995    $100.00           $100.00      $100.00
11/30/1995                   $105.00           $102.00      $106.00
12/29/1995                   $108.00           $101.00      $108.00
01/31/1996                   $110.00           $102.00      $106.00
02/29/1996                   $118.00           $106.00      $107.00
03/29/1996                   $123.00           $106.00      $110.00
04/30/1996                   $126.00           $114.00      $110.00



Certain Transactions
- --------------------

          During the year, Imperial utilized the services of various law firms, including the law firm of Tisdale & Nicholson. Sandor X. Mayuga, a director of Imperial, is a partner in that law firm. During 1995, Mr. Mayuga's firm received approximately $4,000 in legal fees from Imperial, which amount was not in excess of 5% of such firm's revenues during 1995.

          Additionally, during fiscal 1995, Imperial utilized the services of Equitable Financial Companies for its corporate group benefits. Jeffrey L. Lipscomb, a director of Imperial, is a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies. Mr. Lipscomb's firm received approximately $8,000 in fees from Imperial in 1995, which amount was not in excess of 5% of such firm's revenues during 1995.

          Section 16(a) of the Securities Exchange Act of 1934 requires Imperial's directors and executive officers, and persons who own more than 10% of a registered class of Imperial's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Imperial. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Imperial with copies of all Section 16(a) forms they file.

          To Imperial's knowledge, based solely on a review of the copies of such reports furnished to Imperial and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

         PROPOSAL II -- THE HOLDING COMPANY MERGER AND REORGANIZATION


          The statements contained in this Proxy Statement/Prospectus with respect to the terms and conditions of the Reorganization are subject to and qualified in their entirety by the detailed provisions of the Merger Agreement attached hereto as Appendix A.

Parties to the Merger Agreement
- -------------------------------

          Imperial is a California-chartered thrift and loan association. The Company is a recently-formed business corporation chartered and organized under the laws of the State of Delaware for the purpose of becoming a holding company. See "The Company." ITLA Corp. ("ITLA") is a newly-chartered California corporation organized by Imperial and the Company solely for the purpose of implementing the proposed Reorganization. ITLA has not conducted, and prior to the merger with Imperial will not conduct, any business operations except in connection with the Reorganization.

Reasons for the Reorganization
- ------------------------------

          The Board of Directors of Imperial has determined that the Reorganization is in the best interests of its stockholders and, accordingly, recommends that the stockholders vote FOR the Reorganization.

          The Reorganization and the formation of the Company as a depository institution holding company offer Imperial and the Company various potential advantages, including broader investment opportunities than those available to a California-chartered thrift and loan association and increased organizational flexibility. Further, because the Company will not be subject to certain regulatory capital requirements, borrowing limitations and other restrictions applicable to Imperial, the Company may have greater access to capital markets for financing the growth of Imperial and possible future operating subsidiaries of the Company. As a holding company, ITLA Capital Corporation will be able to diversify its financial services and business activities through the Company or subsidiaries which it may establish in the future.

          Also, the Company could acquire other depository institutions and operate them as separate corporate entities. For example, an acquired institution could retain its own directors, officers and corporate name as well as having representation on the Company's Board of Directors. This ability to offer more autonomous operations could be decisive in negotiations with acquisition candidates. However, while management continuously studies potential acquisition opportunities, there are no specific plans, understandings or agreements relating to the acquisition of any other institution by the Company. There can be no assurance that such acquisition opportunities will be available in the future or, if available, will be on terms deemed advantageous to the Company.

          It is anticipated that (subject to the Company's financial condition) the Company may purchase Imperial Common Stock to provide capital to Imperial when and if needed. If the Company were not formed, and Imperial sought additional capital through the issuance of shares of Imperial Common Stock, stockholders desiring to avoid dilution of their percentage ownership of Imperial would have to purchase additional shares of Imperial Common Stock with their personal funds. In contrast, such future infusions of capital may be made by the Company, through funds available from borrowing or from the operations of other subsidiaries which may be acquired by the Company in the future, without affecting the percentage ownership of stockholders of the Company. See "The Company --Regulation."

          In the opinion of management, a holding company will be in a better position to respond competitively in a rapidly changing, financial environment. Management and the Board of Directors believe that operating as a holding company will serve the interests of the public and of Imperial's stockholders, depositors and borrowers by improving its capabilities for service in a highly competitive environment.

Description of the Transaction; Exchange Ratio
- ----------------------------------------------

          The Company, Imperial and ITLA have executed the Merger Agreement pursuant to which the Reorganization will be implemented. In accordance with the Merger Agreement, ITLA (which has been organized as a wholly-owned subsidiary of the Company) will be merged with and into Imperial, and all outstanding shares of Imperial Common Stock will be converted into an equal number of shares of Company Common Stock. The existing stockholders of Imperial will, after the Reorganization, own all of the outstanding shares of Company Common Stock in lieu of their present ownership of shares of Imperial Common Stock.

          All of the assets and liabilities of Imperial and ITLA will become assets and liabilities of the surviving entity, which will retain its present home office and branch office locations and continue to carry on the business of Imperial as a California-chartered thrift and loan association.

Federal Income Tax Consequences
- -------------------------------

          The Merger Agreement provides that it is a condition to the proposed Reorganization that, prior to the effective date of the Reorganization, Imperial shall have received an opinion of its counsel, Silver, Freedman & Taff, L.L.P., (a limited liability partnership including professional corporations), 1100 New York Avenue, N.W., Washington, D.C. 20005, to the effect that, for federal income tax purposes:

               (1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986 (the "Code"). The reorganization will not be disqualified by reason of the fact that Company Common Stock is issued in the transaction (Section 368(a)(2)(E) of the Code). The Company, ITLA and Imperial will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

               (2) No gain or loss will be recognized by the current Imperial stockholders upon the exchange of their Imperial Common Stock solely in exchange for Company Common Stock.

               (3) No gain or loss will be recognized to the Company on the receipt of Imperial Common Stock.

               (4) No gain or loss will be recognized to ITLA on the transfer of substantially all of its assets to Imperial.

               (5) The basis of the Company Common Stock to be received by each current Imperial stockholder will be the same as the basis of Imperial Common Stock surrendered in the transaction.

               (6) The holding period of the Company Common Stock to be received by the current Imperial stockholders will include the holding period of Imperial Common Stock surrendered in the transaction, provided that Imperial Common Stock was a capital asset in the hands of the current Imperial stockholders on the date of the exchange.

Conditions to the Reorganization
- --------------------------------

          The consummation of the Reorganization is conditioned upon, among other things: (i) approval by the Commissioner and the stockholders of Imperial; and (ii) the receipt of a favorable opinion of counsel with respect to the matters summarized above under the caption "-- Federal Income Tax Consequences." It is contemplated that these conditions will be complied with before consummation of the Reorganization. See "--Effective Date of the Reorganization," below. However, the Merger Agreement provides that Imperial, the Company and ITLA, without approval of their stockholders, may waive any of the conditions (other than the necessary approvals of stockholders and government authorities) to their respective obligations to consummate the Reorganization.

          Except with the specific approval of its stockholders, Imperial will not, subsequent to the approval of the Reorganization by Imperial's stockholders, waive any condition to the Reorganization set forth in the Merger Agreement if, in the judgment of its Board of Directors, such waiver would be materially adverse to Imperial or its stockholders.

          An application has been filed with the Commissioner and the FDIC for approval of the proposed Reorganization. It is anticipated, although there can be no assurance, that final approval by the Commissioner and the FDIC will be received before approval of the Reorganization by Imperial's stockholders. By approving the Reorganization, the stockholders will be approving compliance by Imperial and the Company with any condition which may be imposed by the Commissioner and the FDIC in connection with its approval of the Reorganization and which is not deemed by Imperial to be materially adverse to Imperial or its stockholders.

Amendment or Termination
- ------------------------

          Imperial, the Company and ITLA, by mutual consent of their respective Boards of Directors and to the extent permitted by law, may amend the Merger Agreement pursuant to which the Reorganization will be implemented at any time before or after approval of the Merger Agreement by their respective stockholders, but no amendment which would have a materially adverse impact on Imperial or its stockholders may be implemented unless approval of the stockholders is first obtained.

          The Merger Agreement also provides that it may be terminated and the Reorganization abandoned at any time prior to the effective date by: (i) mutual consent of the parties to the Merger Agreement; (ii) the specified parties to the Merger Agreement if certain conditions to the consummation of the Reorganization are not satisfied or waived; or (iii) by Imperial if certain conditions to the consummation of the Reorganization are not met or waived. The rights of the parties to the Merger Agreement to terminate it are set forth in detail under Article X thereof. In the event of such termination, Imperial will pay the fees and expenses incurred in connection with the Merger Agreement and the proposed Reorganization.

Effective Date of the Reorganization
- ------------------------------------

          The Effective Date shall be the day on which the Certificate of Merger is issued by the Commissioner. The Boards of Directors of Imperial, ITLA and the Company each specifically and expressly delegate to their respective chief executive officers the authority to change, by mutual consent of such officers, the Effective Date if necessary to properly and efficiently accomplish the Merger. However, in no event shall the Merger become effective unless and until approved by the Commissioner and the FDIC.

Exchange of Stock Certificates Not Required
- -------------------------------------------

          The holders of Imperial Common Stock will be notified of the consummation of the Reorganization. After the Reorganization is consummated, the former stockholders of Imperial may forward to U.S. Stock Transfer Corporation, 1745 Gardens Avenue, Suite 200, Glendale, California 91204 (which will be the transfer agent and registrar for the shares of Company Common Stock) stock certificates theretofore evidencing Imperial Common Stock for surrender and exchange for certificates representing Company Common Stock. THERE IS NO REQUIREMENT THAT SUCH SURRENDER AND EXCHANGE BE MADE AND, UNTIL SO SURRENDERED TO THE TRANSFER AGENT AND REGISTRAR, CERTIFICATES FORMERLY REPRESENTING IMPERIAL COMMON STOCK WILL BE DEEMED FOR ALL CORPORATE PURPOSES TO EVIDENCE THE NUMBER OF SHARES OF COMPANY COMMON STOCK WHICH THE HOLDER THEREOF WOULD BE ENTITLED TO RECEIVE UPON SURRENDER.

Operations After the Reorganization
- -----------------------------------

          After the Reorganization is consummated, Imperial will continue to conduct its business substantially as it is now being conducted, except that Imperial will be a wholly-owned subsidiary of the Company. The Reorganization will not result in a change in Imperial's directors, officers or personnel. For information with respect to the management of the Company, see "The Company --Company Management." After consummation of the Reorganization, Imperial will be subject to regulation and supervision by regulatory authorities to the same extent as it is now. However, certain obligations pursuant to the Exchange Act, which are not applicable to Imperial will become applicable to the Company after the Reorganization. See "-- Comparison of Stockholder Rights --Reports to Stockholders." For information with respect to the supervision and regulation of the Company, see "The Company -- Regulation."

Accounting Treatment
- --------------------

          For accounting purposes, the assets, liabilities and stockholders' equity of Imperial immediately prior to the Reorganization will be carried forward on the financial statements of Imperial and the Company after the Reorganization at the amounts carried on their respective books at the effective date of the Reorganization.

Stock Option and Incentive Plan
- -------------------------------

          The Company will assume and continue Imperial's Stock Option Plan. Holders of options granted or to be granted under the Stock Option Plan will, following the effectiveness of the Reorganization, be entitled to purchase a number of shares of Company Common Stock equal to the number of shares of Imperial Common Stock such holder would have been entitled to purchase immediately prior to the effective date of the Reorganization, upon the same terms and conditions as under such Stock Option Plan and the option agreements relating thereto in effect immediately prior to the Reorganization. Similarly, following the Reorganization, restricted stock will relate to Company Common Stock rather than to Imperial Common Stock. The Company will also have the right to grant options and restricted stock awards as and to the extent provided by the Stock Option Plan.

          A vote in favor of the Reorganization will constitute a vote in favor of the assumption of the Stock Option Plan by the Company.

Comparison of Stockholder Rights
- --------------------------------

          Various features of the Certificate of Incorporation and Bylaws of the Company differ from those of Imperial. The following discussion does not purport to be a complete statement of such differences but summarizes the differences that are deemed by Imperial to be material. For additional information, reference is made to "The Company" and other information contained elsewhere in this Proxy Statement/Prospectus, to the Certificate of Incorporation of the Company attached as Appendix B to this Proxy Statement, and to the Bylaws of the Company and the Articles of Incorporation and Bylaws of Imperial which may be obtained by stockholders upon written request to the Secretary, Imperial Thrift and Loan Association, 700 North Central Avenue, Glendale, California 91203.

          CHOICE OF DELAWARE LAW. For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, it has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations, including a number of the largest and most successful enterprises, choose Delaware for their domicile. Because of Delaware's significance as the state of incorporation for many major domestic corporations, the Delaware judiciary has become particularly familiar with matters of corporate law and a substantial body of court decisions has developed construing Delaware law. As a consequence, Delaware corporate law has been interpreted and explained in a number of significant court decisions, which may provide greater predictability with respect to the Company's corporate legal affairs.

          ISSUANCE OF ADDITIONAL CAPITAL STOCK. Imperial has 20,000,000 shares of authorized common stock, of which 7,820,500 shares were issued and outstanding as of June 10, 1996. Additionally, Imperial has 5,000,000 shares of authorized preferred stock of which no shares were issued and outstanding as of June 10, 1996. These shares of common stock and preferred stock may be issued by action of the Board of Directors without stockholder approval.

          The Company's Certificate of Incorporation also authorizes 20,000,000 shares of common stock and 5,000,000 shares of preferred stock, both of which may generally be issued by action of the Board of Directors without stockholder approval.

          AMENDMENT OF GOVERNING INSTRUMENTS. Amendments to Imperial's Articles of Incorporation or Bylaws may be made by action of the Board of Directors or by the vote of a majority of stockholders. Amendments to the Company's Certificate of Incorporation and Bylaws, like those of Imperial's, may be made by action of the Board of Directors or, as permitted by Delaware law, by a majority vote of the Company's stockholders.

          TRANSACTIONS WITH AFFILIATES. Imperial, as a federally-insured depository institution, is subject to certain restrictions, limitations, conditions and prohibitions with respect to transactions with directors, officers and its affiliates. These include, but are not limited to, limitations upon extensions of credit, deposit relationships, loan services, loan procurements, and asset purchases and sales. These requirements and restrictions will continue to apply to Imperial following the Reorganization.

          Under Delaware law, no contract or transaction between a corporation and one or more of its directors or between a corporation and another organization in which one or more of its directors is a director or officer or is financially interested shall be void or voidable solely for this reason, provided that the material facts of the relationship of the party to the transaction are disclosed and the contract or transaction is authorized by a majority of the disinterested directors or by a majority of the stockholders entitled to vote or, at the time of such authorization, the contract or transaction was fair and reasonable to the corporation.

          Additionally, the Company is subject to certain federal regulations relating to transactions between insured depository institutions and their holding company. See "The Company -- Regulation."

          SIZE OF THE BOARD OF DIRECTORS. Under Delaware law, the number of directors of a corporation, or the range of authorized directors, may be fixed or changed by the board of directors acting alone by amendment to the corporation's bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case stockholder approval is required.

          Under California law, the number of directors of a corporation may be fixed in the articles or incorporation or bylaws of a corporation, or a range may be established for the number of directors, with the Board of Directors given authority to fix the exact number of directors within such range. Imperial's Bylaws establish a range of five to nine directors, with the exact number set by resolution of the Board of Directors at five.

          REMOVAL OF DIRECTORS. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed (with or without cause) with the approval of a majority of the outstanding shares entitled to vote. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Company's Certificate of Incorporation provides for a classified board of directors, but not for cumulative voting.

          Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. The term "cause" with respect to the removal of directors is defined under California law to mean a director who has been declared of unsound mind by an order of court or convicted of a felony. In addition, holders of at least 10% of shares of any class may bring suit to remove a director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation.

          CLASSIFIED BOARD OF DIRECTORS. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a corporation, a lengthier and more difficult process. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. Under

California law, directors generally are elected annually; however, corporations that are Public Companies may designate a classified board of directors by adopting amendments to their articles and bylaws that must be approved by shareholders.

          The Company's Certificate of Incorporation provide for a classified board of directors. Imperial's Articles of Incorporation and Bylaws do not provide for a classified board of directors.

          SHAREHOLDER VOTING. Both Delaware and California law generally require that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its entity.

          Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

          Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. In contrast and with certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding.

          California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 of the Delaware General Corporation Law does provide similar protection against coercive two-third bids for a corporation in which the shareholders are not treated equally. See "Certain Business Combinations."

          California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least 10 days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

          California law does not have any such statutory prohibition on business combinations.

          DISSENTERS' RIGHTS. Delaware law does not require dissenters' rights of appraisal with respect to (i) sale of assets in a reorganization; (ii) a merger by a corporation, the shares of which are either listed on a national securities exchange, designated as a National Market security on the Nasdaq or widely held (by more than 2,000 stockholders) if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation; or (iii) stockholders of a corporation surviving a merger if no vote of such stockholders is required to approve the merger. Under Delaware law, no vote of the stockholders of a corporation surviving a merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to such issuance and if certain other conditions are met.

          California law, with respect to thrift and loan associations such as Imperial, does not afford dissenters' rights to the proposed merger transaction.

          INSPECTION OF STOCKHOLDERS' LIST. Both California law and Delaware law allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy a corporation's shareholders' list by persons holding 5% or more of the corporation's voting shares, or any shareholders holding 1% or more of the corporation's voting shares who have filed a Schedule 14B with the SEC relating to the election of directors. Delaware law does not provide any such absolute right of inspection.

          REPORTS TO STOCKHOLDERS. Imperial is required to transmit proxy material and annual reports containing financial statements to its stockholders. Following the Reorganization, these obligations will be assumed by the Company and will be required to comply with the Exchange Act, which will transmit proxy materials and annual reports containing financial statements to its stockholders and will file with the SEC periodic reports, which will be available for public inspection, to provide current financial and other information about the Company.

          LIMITED LIABILITY OF DIRECTORS. The Delaware General Corporation Law was amended in 1986 in response to widespread concern about the ability of Delaware corporations to attract capable directors in light of the difficulties in obtaining and maintaining directors and officers liability insurance ("directors and officers' insurance") policies. The legislative commentary to the law states that it is "intended to allow Delaware companies to provide substitute protection, in various forms, to their directors and to limit director liability under certain circumstances."

          The Company's Certificate of Incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such provision also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

          The Corporations Code of California was amended in 1987 to permit California corporations to include in their articles of incorporation a provision generally similar to that permitted under Delaware law, except that:
(i) the California Law provides that indemnification is available for expenses incurred in a derivative action if the director wins suit or with court approval (including amounts paid in settlement if subsequently approved by the court). Indemnification is also available for expenses incurred and amounts actually paid to settle any threatened derivative action while Delaware only applies to expenses (but not settlements) with respect to actual or threatened actions only with court approval; and (ii) under the California provision, personal liability of a director for monetary damages cannot be limited or eliminated where liability arises from "acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders," or from "acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders."

          INDEMNIFICATION OF OFFICERS AND DIRECTORS. The California and Delaware corporation laws have similar provisions and limitations regarding indemnification by a corporation of its officers, directors and employees. In general, under both California and Delaware law, the indemnification provided therein is not deemed to be exclusive of any nonstatutory indemnification rights provided to officers, directors and employees under any bylaw, agreement, or vote of stockholders or disinterested directors.

          The Company's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers to the fullest extent permitted under Delaware law. Imperial's Articles of Incorporation provide for indemnification of directors and officers to the fullest extent permitted under California law.

          The SEC takes the position that the indemnification of directors, officers and controlling persons of a corporation against liabilities arising under the Securities Act of 1933, as amended (the "Act"), is against public policy as expressed in the Act and is, therefore, unenforceable.

          Imperial is party from time to time to certain legal proceedings incidental to its business. Management believes that the outcome of such proceedings, in the aggregate, will not have a material effect on Imperial's business or financial condition. Neither the Company nor Imperial, nor any of its directors or officers, knows of any threatened litigation which might result in claims under indemnity agreements.

          CERTAIN BUSINESS COMBINATIONS. In the last several years, a number of states (not including California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult. Under Section 203 of the Delaware General Corporation Law ("Section 203"), certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

          For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange in a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

          The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66-% of the voting stock not owned by the interested stockholder.

          Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue.

          CUMULATIVE VOTING. Under cumulative voting, a shareholder is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in such shareholder's name. The shareholder may cast all of such votes for a single nominee or may distribute them among any two or more nominees. Under

Delaware law, cumulative voting in the election of directors is not permitted unless specifically adopted. The Company does not have any such provision in its Certificate of Incorporation.

          Under California law, cumulative voting is an absolute right for the shareholders of all corporations except those corporations that have outstanding shares listed on the New York Stock Exchange or the American Stock Exchange, or that have outstanding securities qualified for trading as a National Market security on the Nasdaq and at least 800 equity holders. Imperial's Bylaws provide for cumulative voting for the election of directors.

          LEGAL INVESTMENTS. Under the laws of some jurisdictions, shares of Company Common Stock may not be legal investments for certain institutions and fiduciaries, whereas shares of Imperial Common Stock are more likely to be. For example, under the laws of some jurisdictions, certain pension funds may not be permitted to invest in common stock or other securities of depository institution holding companies. Stockholders of Imperial should consult their personal advisors or plan administrators regarding the permissibility under state law of investment in the Company Common Stock.

          DIVIDENDS AND REPURCHASE OF SHARES. Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of surplus, or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or of the preceding fiscal year, as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares provided such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone, not consolidated with subsidiary or parent corporations. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

          Under California law, Imperial may declare a dividend provided it has a minimum unimpaired capital of $750,000 plus additional capital stock of $50,000 for each of its branch offices. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, or (ii) in the alternative, after giving effect to the distributions the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would not be less than 125% of its liabilities (net of deferred taxes, income and other credits). Additionally, Imperial must receive the approval of the FDIC before repurchasing its stock. Imperial's current bylaws, however, prohibit the payment of dividends. Subsequent to the Reorganization, Imperial intends to amend its bylaws to permit the payment of dividends.

          CONTINUED APPLICABILITY OF CALIFORNIA LAW. Section 2115 of the California General Corporation Law ("Section 2115") makes several provisions of that law applicable to corporations that are incorporated in other states ("foreign corporations") if the corporation does a significant amount of business in California and a majority of its shareholders of record have California addresses. Thus, certain of the provisions in the Company's Certificate of Incorporation and Bylaws that are inconsistent with California law (including a classified board and the absence of cumulative voting for directors) will not be enforceable if the Company becomes subject to Section 2115.

          Section 2115 is applicable only to foreign corporations meeting two tests, which are made at the end of a corporation's fiscal year for the next succeeding fiscal year. First, over half of its payroll, sales and property must be attributable to or located in California. The determination is made in accordance with regulations promulgated in connection with determining a multi-state corporation's state income taxes. The Company met this test for fiscal 1995.

          Second, more than one-half of the corporation's outstanding voting securities must be held of record by persons having California addresses. Accounts in the names of broker-dealers and their nominees are excluded.

          Section 2115 does not apply to corporations having securities listed on the New York Stock Exchange, the American Stock Exchange or having outstanding securities designated as qualified for trading as a national market security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if such corporation has at least 800 holders of its equity securities as of the record date of its most recent annual meeting of shareholders. The Company's Common Stock is listed on the Nasdaq National Market and believe it has at least 800 stockholders. As such, Section 2115 is not applicable.

          Section 1600 of the California General Corporation Law, which sets forth shareholders' rights to inspect a corporation's shareholder list, applies to foreign corporations that have their principal executive offices or regular board meetings in California. Therefore, as long as the Company maintains its principal executive offices in California, its shareholders will have the rights set forth in Section 1600 of the California General Corporation Law.

          CONTINUATION OF CERTAIN PROVISIONS. The Company's Certificate of Incorporation will continue certain provisions not contained in Imperial's Articles of Incorporation or Bylaws. Certain of these provisions, including those (a) providing for a classified Board of Directors, or (b) restricting removal of directors, could be deemed to have an anti-takeover effect and to render more difficult the removal of management. As described elsewhere in this Proxy Statement/Prospectus, Imperial's Stock Option Plan would also provide or accelerate benefits in certain events involving a change of control or takeover attempt.

          Certain regulatory provisions may also have a takeover defensive effect. FDIC regulations generally require persons who intend to acquire control of a federally-insured financial institution to give 60-days' prior written notice to the FDIC. FDIC regulations also require prior FDIC approval before any company may acquire control of depository institution, such as Imperial. See "The Company -- Regulation."

          SPECIAL STOCKHOLDER MEETINGS. Under California law, a special meeting of shareholders may be called by the Board of Directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

          AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS. Amendments to the Company's Certificate of Incorporation must be approved by the Company's Board of Directors and also by a majority of the outstanding shares of the Company's voting stock, provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; director liability; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation).

          The bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

          PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS. The Board of Directors of Imperial believes that the provisions described above are prudent and will reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. The Board of Directors believes these provisions are in the best interest of Imperial and of the Company and its stockholders. In the judgment of the Board of Directors, the Company's Board will be in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and which is in the best interests of all stockholders.

          Attempts to take over financial institutions and their holding companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Company's assets.

          An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Company's remaining stockholders of the benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners becomes less than the 300 required for Exchange Act registration.

          Despite the belief of Imperial and the Company as to the benefits to stockholders of these provisions of the Company's Certificate of Incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, these provisions may prevent stockholders who might desire to participate in such a transaction from doing so even if such transaction is favored by a majority of the Company's stockholders. Such provisions will also render the removal of the Company's Board of Directors and of management more difficult. The Board will enforce the voting limitation provisions of the Certificate of Incorporation in proxy solicitations and accordingly could utilize these provisions to defeat proposals that are favored by a majority of the stockholders. The Boards of Directors of Imperial and the Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

          Pursuant to applicable law, at any annual or Annual Meeting of its stockholders, the Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted to a Delaware corporation. The Company and Imperial do not presently intend to propose the adoption of further restrictions on the acquisition of the Company's equity securities.

Other Restrictions on Acquisitions of Stock
- -------------------------------------------

          DELAWARE ANTI-TAKEOVER STATUTE. The Delaware General Corporation Law (the "DGCL") provides that buyers who acquire more than 15% of the outstanding stock of a Delaware corporation, such as the Company, are prohibited from completing a hostile takeover of such corporation for three years. However, the takeover can be completed if (i) the buyer, while acquiring the 15% interest, acquires at least 85% of the corporation's outstanding stock (the 85% requirement excludes shares held by directors who are also officers and certain shares held under employee stock plans), or (ii) the takeover is approved by the target corporation's board of directors and two-thirds of the shares of outstanding stock of the corporation (excluding shares held by the bidder).

          However, these provisions of the DGCL do not apply to Delaware corporations with less than 2,000 stockholders or which do not have voting stock listed on a national exchange or listed for quotation with a registered national securities association. If this statute were applicable to the Company, the Company could exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by this provision. At the present time, the Board of Directors does not intend to propose any such amendment.

          FEDERAL REGULATION. Federal law provides that no company or person, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a state non-member bank, such as Imperial, at any time except upon giving 60 days' prior notice to the FDIC and having received no FDIC objection to such acquisition of control.

          Control, as defined under federal law, in general means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the bank's directors, or a determination by the FDIC that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of 10% or more than of any class of a bank's voting stock, if the acquiror is the largest stockholder or the stock is registered under the Exchange Act. The determination of control may be rebutted by submission to the FDIC, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. These federal regulations can make a change in control more difficult, even if desired by the holders of the majority of the shares of the stock.

Dissenters' Rights of Appraisal
- -------------------------------

          Although under California law shareholders have the right, in some circumstances, to dissent from certain corporate reorganizations and receive cash for their shares, California law does not permit dissenters' rights in connection with the type of reorganization presently proposed and described herein.


          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED HOLDING COMPANY REORGANIZATION.


                 PROPOSAL III - RECOGNITION AND RETENTION PLAN


General
- -------

          Subject to ratification by stockholders, the Board of Directors of the Company has adopted an RRP as a method of providing key officers and directors with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. Pursuant to the RRP, restricted stock awards covering 300,000 shares have been reserved for issuance under the RRP.

          Attached as Appendix C to this Proxy Statement/Prospectus is the complete text of the form of the RRP. The principal features of the RRP are summarized below.

Principle Features of the RRP
- -----------------------------

          The RRP provides for the award of shares of Common Stock ("RRP Shares") subject to the restrictions described below. Each award under the RRP will be made on such terms and conditions, consistent with the RRP, as the committee administering the RRP shall determine.

          The RRP is administered by the Company's RRP Committee. The RRP Committee, currently consisting of certain outside directors, will select the recipients and terms of awards pursuant to the RRP. In determining to whom and in what amount to grant awards, the Compensation Committee considers the position and responsibilities of eligible employees, the value of their services to the Company and Imperial and other factors it deems relevant. Pursuant to the terms of the RRP, any director or employee of the Company or its affiliates may be selected by the RRP Committee to participate in the RRP.

          The RRP provides that RRP Shares used to fund awards under such plan may be either authorized but unissued shares or shares acquired by the Company in the open market and held as treasury shares. Since stockholders do not have pre-emptive rights, to the extent the Company utilizes authorized but unissued shares to fund the RRP, the interests of current stockholders will be diluted by approximately 3.84%.

          Award recipients earn (i.e., become vested in) awards as determined by the Compensation Committee at the time of grant. RRP Shares are subject to forfeiture if the recipient fails to remain in the continuous service (as defined in the RRP) as an employee, officer or director of the Company or Imperial for a stipulated period (the "restricted period"). Vested shares are distributed to recipients as soon as practicable following the date on which they are earned.

          Subject to applicable rules, the RRP Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event a recipient ceases to maintain continuous service with the Company or Imperial by reason of death or disability, RRP Shares still subject to restrictions will be free of these restrictions and shall not be forfeited. In the event of termination for any other reason, all shares will be forfeited and returned to the Company.

Effect of Adjustments
- ---------------------

          Restricted stock awarded under the RRP will be adjusted by the RRP Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure.

Federal Income Tax Consequences
- -------------------------------

          Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by participants will be a deductible expense for tax purposes by Imperial.

Amendment to the RRP
- --------------------

          The Board of Directors of the Company may at any time amend, suspend or terminate the RRP or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any award recipient, without his consent, in any award therefore made pursuant to the RRP.

Performance Criteria
- --------------------

          No Plan Shares shall be granted in any fiscal year in which the Imperial fails to meet the following requirements:

          (a)  achieves a return on average assets of 50 basis points; and
          (b) is treated as adequately capitalized (as defined by FDIC regulations).


          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE RECOGNITION AND RETENTION PLAN.

                             FINANCIAL STATEMENTS


          The audited financial statements of Imperial as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, prepared in conformity with generally accepted accounting principles, are included in the Annual Report to Stockholders provided to all of Imperial's stockholders. Any stockholder which would like to receive an additional copy of Imperial's Annual Report to Stockholders for the fiscal year ended December 31, 1995, may do so by making a written request to Michael L. Mayer, Secretary of Imperial, 700 North Central Avenue, Glendale, California 91203. Additionally, Imperial will mail without charge, upon written request, a copy of the annual report on Form 10-K, including the financial statements, schedules and list of exhibits. Requests should be sent to Mr. Mayer at the above-referenced address.

          No financial statements of the Company are presented in this Proxy Statement/Prospectus, as the Company currently has no significant assets or liabilities. In addition, no pro forma consolidated financial statements of the Company are included herein since such statements would reflect no material differences from the consolidated financial statements of Imperial.


                     IMPERIAL THRIFT AND LOAN ASSOCIATION


          Imperial was originally chartered in 1974. Imperial is engaged in originating real estate loans secured primarily by income producing properties for retention in its portfolio, funded primarily by investment certificates in the form of passbook and certificate of deposit accounts insured by the FDIC up to applicable limits. Imperial's business is conducted through nine offices in California and one loan production office in Nevada and through loan correspondents located in the western United States. Real estate loans are originated throughout the state of California; loans outside of California are originated through Imperial's Las Vegas office or through other wholesale loan origination arrangements. Deposit gathering activities are concentrated in Los Angeles and Orange Counties, the San Francisco Bay Area, and the Sacramento and San Diego areas. Imperial also accepts out of state deposits.


                                  THE COMPANY


General
- -------

          The Company was incorporated under the laws of Delaware in May 1996 at the direction of the Board of Directors of Imperial for the purpose of serving as a holding company for Imperial. The Company will be the sole stockholder of ITLA, an interim subsidiary corporation which is being organized for the purpose of facilitating the proposed Reorganization. Until the Effective Date, ITLA will not conduct any operations or business. On the Effective Date, it will be merged into Imperial and the resulting institution will continue the operations and business of Imperial without interruption. Imperial intends to capitalize the Company with approximately a $1.0 million dividend.

          The Company's executive offices are located at 700 North Central Avenue, Glendale, California 91203, and its telephone number is (818) 551-0600.

Regulation
- ----------

          While the Company is a financial institution holding company, it is not a bank holding company under the Bank Holding Company Act of 1956 or a savings and loan association holding company under the Home Owners' Loan Act and, therefore, is not regulated or supervised by the Board of Governors of the Federal Reserve System or the Office of Thrift Supervision. Additionally, the Company is not directly regulated or supervised by the Commissioner, the FDIC, or any other bank regulatory authority, except with respect to the general regulatory and enforcement authority of the Commissioner and the FDIC over transactions and dealings between the Company and Imperial.

Federal and State Taxation
- --------------------------

          After the consummation of the Reorganization, the Company and Imperial intend to file consolidated federal and state income tax returns which would have the effect of eliminating intercompany distributions, including dividends, in the computation of the consolidated taxable income. Any income of the Company would not be subject to the special bad debt deduction allowed by Imperial, whether or not consolidated tax returns are filed.

Restrictions on Resale of Company Stock Received by Certain Persons
- -------------------------------------------------------------------

          The Company's Common Stock will be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, Company Common Stock may be offered and sold only in compliance with such registration requirements or pursuant to an applicable exemption from registration.

          The offering of shares of Company Common Stock issuable in connection with the Reorganization has been registered under the Securities Act, but this registration does not cover the resale of such shares. COMPANY COMMON STOCK RECEIVED IN THE REORGANIZATION BY PERSONS WHO ARE NOT "AFFILIATES" OF THE COMPANY MAY BE RESOLD WITHOUT REGISTRATION. Shares received by affiliates of the Company (primarily the directors, officers and any "controlling" stockholders of the Company) will be subject to the resale restrictions of Rule 145 under the Securities Act, which are substantially the same as the restrictions of Rule 144 discussed below. In general, the Rule 145 restrictions terminate with respect to persons who are no longer affiliated with the Company after a two-year holding period if the Company continues to comply with the reporting requirements of the Exchange Act which will apply to it after the Reorganization (see "Proposal II
 --The Holding Company Merger and Reorganization --Comparison of Stockholder Rights --Reports to Stockholders"), or after a three-year period if the Company does not meet such requirements. However, any person who becomes an affiliate of the Company will continue to be subject to the restrictions of Rule 144.

          Rule 144 generally requires that there be publicly available certain information concerning the Company, and that sales thereunder be made in routine brokerage transactions or through a market maker. Beginning 90 days after the date of this Proxy Statement, if the conditions of Rule 144 are satisfied (including those that in some cases require affiliates' sales to be aggregated with sales by certain other persons), each affiliate is entitled to sell in the public market, without registration, in any three-month period, a number of shares which does not exceed the greater of (i) one percent of the number of outstanding shares of Company Common Stock or (ii) for so long as trading in the stock is reported through the NASDAQ-NMS (or if the stock is admitted to trading on a national securities exchange), the average weekly reported volume of trading during the four weeks preceding the sale. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Company Management
- ------------------

          The initial Board of Directors of the Company consists of the current directors of Imperial. Such directors will serve for terms which will run concurrently with their respective terms as directors of Imperial.

          The officers of the Company, each whom is currently an officer of Imperial, are identified below. The officers of the Company are elected annually by the Company's Board of Directors.

                      NAME                               POSITION
                      ----                               --------
               George W. Haligowski          President and Chief Executive Officer
               Anthony L. Frey               Senior Vice President, Treasurer and
                                               Chief Financial Officer
               Michael L. Mayer              Secretary

          It is currently expected that, unless the Company becomes actively involved in the operation or acquisition of additional savings institutions or other businesses, no separate compensation will be paid to the directors and employees of the Company. However, the Company may determine that separate compensation is appropriate in the future. Subject to the completion of the Reorganization, the Stock Option Plan of Imperial will become the Stock Option Plan of the Company and directors and employees of Imperial will continue to be eligible to participate. Since the directors and employees of Imperial will not initially be compensated by the Company but will continue to serve and be compensated by Imperial, no additional Company benefit plans are anticipated at this time. Imperial will continue to maintain its other benefit programs.


                                 LEGAL OPINION


          The legality of the Company Common Stock to be issued pursuant to the Reorganization and certain other matters in connection with the Reorganization will be passed upon by Silver, Freedman & Taff, L.L.P., a limited liability partnership including professional corporations, 1100 New York Avenue, N.W., Washington, D.C. 20005.

                             STOCKHOLDER PROPOSALS


          In order to be eligible for inclusion in Imperial's proxy materials for next year's Annual Meeting of Stockholders (or the Company's proxy materials, if the Reorganization is then completed), any stockholder proposal to take action at such meeting must be received at the main office of Imperial or the Company, 700 North Central Avenue, Glendale, California 91203, no later than __________, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                                 OTHER MATTERS


          The Board of Directors is not aware of any business to come before the Meeting other than the matter described above in this Proxy
Statement/Prospectus. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

          The cost of solicitation of proxies will be borne by Imperial. Imperial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Imperial Common Stock. In addition to solicitation by mail, directors, officers and regular employees of Imperial may solicit proxies personally or by telegraph or telephone, without additional compensation.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        George W. Haligowski
                                        Chairman of the Board, President and
                                        Chief Executive Officer

Glendale, California
June __, 1996

                                  APPENDIX A


                  MERGER AGREEMENT AND PLAN OF REORGANIZATION


     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), is made and entered into by and among IMPERIAL THRIFT AND LOAN ASSOCIATION, a California licensed industrial loan company ("Imperial"), ITLA CORP., a California business corporation and ITLA CAPITAL CORPORATION, a Delaware business corporation ("Holding"), effective as of the date executed by all of the parties.


                                  WITNESSETH:

     WHEREAS, Imperial is an industrial loan company duly organized and validly existing under the laws of the State of California, with authorized capital stock consisting of twenty million (20,000,000) shares of common stock, no par value ("Thrift Stock"), of which 7,820,500 shares are issued and outstanding and five million (5,000,000) shares of preferred stock, no par value, none of which are outstanding;

     WHEREAS, ITLA Corp. is a corporation duly organized and validly existing under the laws of the State of California, which is proposed to be a subsidiary of Holding and to have authorized capital stock consisting of 100 shares of common stock, par value $.01 per share ("ITLA Stock");

     WHEREAS, Holding is a capital stock corporation duly organized and validly existing under the laws of Delaware, with authorized capital stock consisting of twenty million (20,000,000) shares of common stock, par value $.01 per share ("Holding Stock") and five million (5,000,000) shares of preferred stock, par value $.01 per share;

     WHEREAS, Holding proposes to issue one share of its common stock to its incorporator for a purchase price of $10.00 and to purchase one share of the common stock of ITLA Corp. for $10.00;

     WHEREAS, it is the desire of the parties to this Agreement to adopt a plan of reorganization providing for the formation of a holding company for Imperial; and

     WHEREAS, a majority of the respective Boards of Directors of Imperial, ITLA Corp., and Holding have approved and authorized the execution of this Agreement pursuant to which the plan of reorganization, including the merger of ITLA Corp. into Imperial, will be implemented.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in order to prescribe the plan of reorganization and merger, including its terms and conditions, the mode of carrying the same into effect, the manner and basis of converting Thrift Stock into Holding Stock and such other details and provisions as are deemed necessary or proper, the parties hereby agree as follows:

                                   ARTICLE I

                           MERGER AND REORGANIZATION

     1.1 Subject to the conditions hereinafter set forth, ITLA Corp. shall be merged into Imperial under the Articles of Incorporation of Imperial at the Effective Date (as defined in Article XI hereof) of the merger (the "Merger"). The Merger shall be effected pursuant to the provisions of, and with the effect provided in, the applicable provisions of the laws of the State of California and the federal laws of the United States and the requirements of the California Department of Corporations ("DOC") and the Federal Deposit Insurance Corporation (the "FDIC").

     1.2 On the Effective Date, the resulting entity in the Merger shall be Imperial (hereinafter referred to as the "Surviving Institution" whenever reference is made to it as of the Effective Date of the Merger or thereafter) which will continue to operate under its present name as "Imperial Thrift and Loan Association." The Articles of Incorporation and Bylaws of Imperial in effect on the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Institution. The established offices and facilities of Imperial immediately prior to the Merger shall become the established offices and facilities of the Surviving Institution.

     1.3 On the Effective Date of the Merger, ITLA Corp. shall cease to exist separately and shall be merged with and into Imperial in accordance with the provisions of this Agreement and in accordance with the provisions of applicable laws, rules and regulations, and all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chooses in action, rights and credits then owned by ITLA Corp. or which would inure to it, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the Surviving Institution, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by ITLA Corp. prior to such Merger. The Surviving Institution shall be deemed to be and shall be a continuation of the entity and identity of ITLA Corp. and Imperial and all of the rights and obligations of ITLA Corp. and Imperial shall remain unimpaired and the Surviving Institution, on the Effective Date of such Merger, shall succeed to all such rights and obligations and the duties and liabilities connected therewith on such Effective Date.

     1.4 On the Effective Date of the Merger, there will be no holders of investment certificates issued by ITLA Corp. Holders of investment certificates of Imperial as of the Effective Date of the Merger shall continue to be holders of the same interest of the Surviving Institution without change as to withdrawal value or other rights. No existing holder of any investment certificate shall have any of his rights impaired by virtue of the Merger contemplated hereby.

     1.5 The directors and officers of the Surviving Institution on the Effective Date shall be those persons who are directors and officers, respectively, of Imperial immediately before the Effective Date. The committees of the Board of Directors of the Surviving Institution on the Effective Date shall be the same as, and shall be composed of the same persons who were serving on, committees appointed by the Board of Directors of Imperial as they exist immediately before the Effective Date. The committees, if any, of officers of the Surviving

Institution on the Effective Date shall be the same as, and shall be composed of the same officers who were serving on, the committees of officers of Imperial as they exist immediately before the Effective Date.

     1.6 Except as expressly prohibited by applicable laws, all corporate acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of Imperial and ITLA Corp., their respective stockholders, Boards of Directors, committees elected or appointed by their Boards of Directors, and their respective officers and agents, which were valid and effective immediately before the Effective Date, shall be taken for all purposes at and after the Effective Date as the acts, plans and policies, applications, agreements, orders, registrations, licenses, approvals and authorizations of the Surviving Institution and shall be as effective and binding thereon as the same were with respect to Imperial and ITLA Corp. immediately before the Effective Date.

     1.7 On and after the Effective Date, the 1995 Employee Stock Incentive Plan and the 1995 Stock Option Plan for Non-Employee Directors of Imperial (the "Option Plans") shall be assumed by Holding and shares and options for shares awarded under the Option Plans shall be shares of Holding Stock.


                                  ARTICLE II

                CONVERSION, EXCHANGE AND CANCELLATION OF SHARES

     2.1 The manner and basis of converting and exchanging the issued and outstanding shares of Thrift Stock into shares of Holding Stock and related transactions concerning ITLA Corp., shall be as hereinafter provided in this
Article II.

     2.2  On the Effective Date:

          (a) Each share of Thrift Stock outstanding on the Effective Date shall, without any action on the part of the holder thereof or Imperial or Holding, be converted into and exchangeable for one share of Holding Stock;

          (b) The outstanding share of ITLA Stock issued to Holding shall be cancelled and converted into the same number of shares of Thrift Stock issued and outstanding on the Effective Date; and

          (c) The share of Holding Stock previously issued to the incorporator and outstanding shall be cancelled for a redemption price of $10.00.

     2.3 On and after the Effective Date, each holder of a certificate or certificates which prior thereto represented outstanding shares of Thrift Stock shall be entitled, upon surrender of such certificate or certificates for cancellation to Holding, to receive as soon as practicable a new certificate representing the number of shares of Holding Stock into which such holder's shares of Thrift Stock were converted as a result of the Merger. Until so surrendered, each certificate theretofore evidencing Thrift Stock shall not be transferable on the books of the parties hereto, but shall be deemed to evidence ownership of the number of shares of Holding Stock into which such shares of Thrift Stock have been converted by virtue of the Merger.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF HOLDING

     Holding hereby represents and warrants as follows:

     3.1 Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. At the Effective Date, Holding will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

     3.2 Holding has no subsidiaries other than ITLA Corp. at the date of this Agreement. Between the date hereof and the Effective Date, Holding will not create or acquire any subsidiaries, other than ITLA Corp., without the consent of Imperial.

     3.3 The authorized capital stock of Holding consists on the date hereof of twenty million (20,000,000) shares of common stock, par value $.01 per share, and five million (5,000,000) shares of preferred stock, par value $.01 per share. Except as set forth above or as contemplated by this Agreement or necessary for the effectuation of the Merger, as of the date hereof, Holding does not have any shares of its capital stock issued or outstanding and does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock.

     3.4 Compliance with the terms and provisions of this Agreement by Holding will not conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which Holding is a party, or constitute a default thereunder.

     3.5 The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Holding and has been approved by the incorporator as the sole stockholder of Holding.

     3.6 Holding has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement, subject to approval of this Agreement by the incorporator as sole stockholder of Holding and the provisions of Section 7.3 hereof.

     3.7 On or prior to the Effective Date, Holding will make available for issuance and delivery that number of shares of Holding Stock into which the outstanding Thrift Stock is to be converted and exchanged pursuant to the Merger as provided herein. All such shares of Holding Stock, when delivered in exchange for Thrift Stock, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and will be voting stock of Holding.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF IMPERIAL

     Imperial hereby represents and warrants as follows:

     4.1 Imperial is an industrial loan company duly organized, validly existing and in good standing under the laws of the State of California, and is duly authorized to carry on its business as it is now being conducted.

     4.2 The authorized capital stock of Imperial consists on the date hereof of twenty million (20,000,000) shares of common stock, no par value, of which 7,820,500 shares are issued and outstanding, and five million (5,000,000) shares of preferred stock, no par value, none of which are issued and outstanding.

     4.3 Compliance with the terms and provisions of this Agreement by Imperial will not conflict with, constitute a default under or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which Imperial is a party.

     4.4 The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Imperial.

     4.5 Imperial has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement, subject to the provisions of Sections 7.2 and 7.3 hereof.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ITLA CORP.

     ITLA Corp. hereby represents and warrants as follows:

     5.1 ITLA Corp. is duly organized, validly existing and in good standing under the laws of the State of California.

     5.2 The authorized capital stock of ITLA Corp. consists of 100 shares of common stock, par value $.01 per share. Except for the share of ITLA Corp. stock issued to Holding for the effectuation of the Merger, prior to the Merger, ITLA Corp. will not have any shares of its stock issued and outstanding. There are no outstanding subscriptions, options or other arrangements or commitments obligating ITLA Corp. to issue any shares of its capital stock.

     5.3 Compliance with the terms and provisions of this Agreement by ITLA Corp. will not conflict with, constitute a default under or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, or of any agreement or instrument to which ITLA Corp. is, or will be, a party.

     5.4 Prior to the Merger, the execution, delivery and performance of this Agreement will be duly authorized by the Board of Directors of ITLA Corp. and will be approved by Holding as the sole stockholder of ITLA Corp.

     5.5 ITLA Corp. has complete and unrestricted power to enter into and to consummate the transaction contemplated by this Agreement, subject to the approval of this Agreement and the Merger by Holding as sole stockholder of ITLA Corp. and the provisions of Section 7.3 hereof.


                                  ARTICLE VI

             OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

     6.1 Prior to the Effective Date, (i) ITLA Corp. shall complete its organization and have directors who shall be duly elected and qualified, (ii) Holding shall complete its organization and have directors who shall be duly elected and qualified, and (iii) this Agreement shall be duly submitted to the stockholders of Imperial for the purpose of considering and acting upon this Agreement in the manner required by law. Each party shall use its best efforts to obtain the requisite approvals of this Agreement and the transactions contemplated herein and, after obtaining such approval, the parties through their respective officers and directors, shall execute and file with the appropriate regulatory authorities all documents and papers, and the parties shall take every reasonable action, necessary to comply with and to secure such approval of this Agreement and the transactions contemplated herein as may be required by all applicable statutes, rules and regulations.


                                  ARTICLE VII

                  CONDITIONS PRECEDENT TO THE CONSUMMATION OF
                         THE MERGER AND REORGANIZATION

     The obligations of the parties hereto to consummate the Merger and the reorganization contemplated hereby shall be subject to the conditions that on or before the Effective Date:

     7.1 Each of the parties hereto shall have performed and complied with all of its obligations hereunder which are to be complied with or performed on or before the Effective Date.

     7.2 This Agreement and related transactions contemplated hereby shall have been duly and validly authorized, approved and adopted at a meeting of stockholders duly and properly called for such purpose by Imperial by an affirmative vote of at least 50 percent of the outstanding voting stock of Imperial plus one affirmative vote, all in accordance with applicable law.

     7.3 Orders, consents and approvals, in form and substance reasonably satisfactory to all the parties hereto, shall have been entered by the DOC and the FDIC (or there shall have been received satisfactory assurance that such orders, consents or approvals are not required), granting the authority necessary for consummation of the transactions contemplated by this Agreement pursuant to the provisions of the requirements of the DOC and the FDIC, all other requirements prescribed by law and the rules and regulations of any other regulatory authority having jurisdiction over the transactions contemplated herein shall have been satisfied.

     7.4 There shall have been received from Silver, Freedman & Taff, L.L.P., Washington, D.C., special counsel to Imperial, an opinion to the effect that:

          1.   The Merger will constitute a reorganization within the meaning of
     Section 368(a)(1(A) and 368(a)(2)E) of the Internal Revenue Code of 1986 (the "Code"). The reorganization will not be disqualified by reason of the fact that stock of Holding is used in the transaction (Section 368(a)(2)(E) of the Code). It will also not be disqualified by the substitution of Holding stock options for Thrift Stock options as discussed above (Rev. Rul. 70-269, 1970-1 C.B. 81). Holding, ITLA Corp. and Imperial will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

          2. No gain or loss will be recognized to ITLA Corp. on the transfer of substantially all of its assets to Imperial (Section 361(a) of the Code).

          3. No gain or loss will be recognized to Imperial on the receipt by Imperial of substantially all of the assets of ITLA Corp. in exchange for Thrift Stock (Section 1032(a) of the Code).

          4. Imperial's basis in each ITLA Corp. asset received in the transaction will be the same as the basis of those assets in the hands of ITLA Corp. immediately prior to the transaction (Section 362(b) of the Code).

          5. Imperial's holding period in each ITLA Corp. asset will include the period during which ITLA Corp. held such asset (Section 1223(2) of the Code).

          6. No gain or loss will be recognized by Holding upon the receipt of Thrift Stock (Section 354(a)(1) of the Code).

          7. No gain or loss will be recognized by the shareholders of Imperial on the exchange of their Thrift Stock solely for an identical number of shares of Holding Stock (Section 354(a)(1) of the Code).

          8. Each Imperial shareholder's basis in the Holding Stock received in the transaction will be the same as the basis in the Thrift Stock surrendered in the transaction (Section 358(a)(1) of the Code).

          9. The holding period of the Holding Stock to be received by Imperial shareholders includes the period during which the Thrift Stock surrendered in exchange therefor was held provided that the Thrift Stock was held as a capital asset in the hands of Imperial shareholders on the date of the exchange (Section 1223(1) of the Code).

          (10) The net operating losses of Imperial, if any, will not be reduced or eliminated by reason of the proposed reorganization under Section 382 of the Code.

     7.5 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the Merger and reorganization contemplated herein, or which might restrict the operation of the business of the Surviving Institution or the ownership of the capital stock of the Surviving Institution or the exercise of any rights with respect thereto by Holding, or subject any of the parties hereto or any of their directors or officers to any liability, fine, forfeiture, or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have breached or will breach any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

                                 ARTICLE VIII

                        ADDITIONAL CONDITIONS PRECEDENT

     8.1 Each obligation of Holding and ITLA to be performed on or prior to the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following additional conditions:

          (a) The representations and warranties made by the Imperial in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date; and

          (b) This Agreement and the transactions contemplated hereby shall have been duly and validly authorized, approved and adopted by Imperial.

     8.2 Each obligation of Imperial to performed on or prior to the Effective Date shall be subject to the satisfaction, on or before the Effective Date, of the following additional conditions:

          (a) The representations and warranties made by Holding and by ITLA contained in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date;

          (b) This Agreement and the transactions contemplated hereby shall have been duly and validly authorized, approved and adopted by Holding and by ITLA; and

          (c) The shares of Holding Stock to be issued in the Merger shall have been approved for quotation on the National Association of Securities Dealers National Market System or accepted for trading on a national securities exchange.

                                  ARTICLE IX

                                  AMENDMENTS

     Imperial, Holding and ITLA Corp., by mutual consent of their respective Boards of Directors or incorporators, as the case may be, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them in writing at any time before or after the approval and adoption thereof by the stockholders of Imperial, provided, however, that no such amendment, modification, supplement or interpretation shall have a materially adverse impact on Imperial or its stockholders except with the approval of the stockholders of Imperial.


                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

     10.1 Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger and reorganization abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of Imperial) prior to the Effective Date:

          (a)  By mutual consent of the parties hereto;

          (b)  By Holding or ITLA Corp., if any condition set forth in Sections
     7.1 through 7.5 of Article VII or Section 8.1 of Article VIII has not been met or has not been validly waived or if; or

          (c)  By Imperial, if any condition set forth in Sections 7.1 through
     7.5 of Article VII or Section 8.2 of Article VIII has not been met or has not been validly waived.

     10.2 An election by a party hereto to terminate this Agreement and abandon the Merger and plan of reorganization as provided in Section 10.1 shall be exercised on behalf of such corporation by its Board of Directors or incorporators, as may be the case.

     10.3 In the event of the termination of this Agreement pursuant to the provisions of Section 10.1 hereof, this Agreement shall become void and have no effect and create no liability on the part of any of the parties hereto or their respective incorporators, directors, officers or stockholders in respect to this Agreement.

     10.4 Any of the terms or conditions of this Agreement (other than the necessary approvals of stockholders and government authorities) may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to be afforded to the stockholders of Imperial.

                                  ARTICLE XI

                                EFFECTIVE DATE

     The effective date of the Merger ("Effective Date") shall be the last day of the calendar month during which the last to occur of the following events takes place: (i) the Merger is approved by the DOC and the FDIC and the California Secretary of State certifies a copy of this Agreement, (ii) all other required regulatory approvals have been obtained, and (iii) all other conditions to the Merger herein set forth have been met. The Boards of Directors of Imperial, ITLA Corp. and Holding each specifically and expressly delegate to their respective chief executive officers the authority to change, by mutual consent of such officers, the Effective Date of the Merger if necessary to properly and efficiently accomplish the Merger.


                                  ARTICLE XII

                      TERMINATION OF REPRESENTATIONS AND
                       WARRANTIES AND CERTAIN AGREEMENTS

     The respective representations, warranties, covenants and agreements of the parties hereto in Articles III, IV and V hereof shall expire with, and be terminated and extinguished by, the Merger and reorganization pursuant to this Agreement at the time of the consummation thereof on the Effective Date. None of the parties shall be under any liability whatsoever with respect to any such representation, warranty, covenant or agreement which does not survive the Merger and reorganization, it being intended that the sole remedy of the parties for a breach of any such representation, warranty, covenant or agreement shall be to elect not to proceed with the Merger and reorganization if such breach has resulted in the failure to satisfy a condition precedent to such party's obligation to consummate the transactions contemplated hereby.


                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1 This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties other than those set forth or provided for herein.

     13.2 Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     13.3 Any notice or waiver to be given to any party shall be in writing and shall be deemed to have been duly given if delivered, mailed, or sent by prepaid telegram, addressed to such party at 700 North Central Avenue, Suite 600, Glendale, California 91203.

     13.4 The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

     13.5 Imperial will pay all fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, Imperial, ITLA Corp. and Holding each under the authority of its Board of Directors have caused this Agreement to be executed with the intent to be legally bound hereby.

                                        IMPERIAL THRIFT AND
                                      LOAN ASSOCIATION
ATTEST:


By:   /s/ Michael L. Mayer                 By:  /s/ George W. Haligowski
      --------------------------------          --------------------------------
      Michael L. Mayer, Secretary               George W. Haligowski
                                                Chairman, President and Chief
                                                Executive Officer


Date:   May 1, 1996                        Date:   May 1, 1996
      ---------------------------------          -------------------------------
                                           ITLA CORP.
ATTEST:


By:   /s/ Michael L. Mayer                 By:  /s/ George W. Haligowski
      --------------------------------          --------------------------------
      Michael L. Mayer, Secretary               George W. Haligowski
                                                Chairman, President and Chief
                                                Executive Officer


Date:   May 1, 1996                        Date:   May 1, 1996
      --------------------------------          -------------------------------

ATTEST:                                    ITLA CAPITAL CORPORATION


By:   /s/ Michael L. Mayer                 By:  /s/ George W. Haligowski
      -------------------------------           --------------------------------
      Michael L. Mayer, Secretary               George W. Haligowski
                                                Chairman, President and Chief
                                                Executive Officer


Date:   May 1, 1996                        Date:   May 1, 1996
      --------------------------------           -------------------------------
                                       12

                                  APPENDIX B


                         CERTIFICATE OF INCORPORATION

                                      OF

                           ITLA CAPITAL CORPORATION


     FIRST:    The name of the Corporation is ITLA Capital Corporation
     -----
(hereinafter sometimes referred to as the "Corporation").

     SECOND:   The address of the registered office of the Corporation in the
     ------
State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:
     ------

          A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) consisting of:

               1. Five million (5,000,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

               2. Twenty million (20,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

          B. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

          C.   1.   Notwithstanding any other provision of this Certificate of
Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

               2. The following definitions shall apply to this Section C of this Article FOURTH:

                    (a) An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                    (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on March 31, 1996; provided, however, that a person shall, in any event, also
                     --------  -------
     be deemed the "beneficial owner" of any Common Stock:

                         (1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                         (2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of the clauses of Section A of Article EIGHTH) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                         (3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

          and provided further, however, that (1) no director or officer of this
              -------- -------  -------
          Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

               (c) A "person" shall mean any individual, firm, corporation, or other entity.

               (d) The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares of Common Stock beneficially owned by any person, (2) whether a person is an affiliate of another, (3) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (4) the application of any other definition or operative provision of this Section to the given facts, or (5) any other matter relating to the applicability or effect of this Section.

                    3. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) (a "Holder in Excess") supply the Corporation with complete information as to (1) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (2) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

                    4. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast one-third of the votes (after giving effect, if required, to the provisions of this Section) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                    5. Any constructions, applications, or determinations made by the Board of Directors, pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

                    6. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

     FIFTH:    The following provisions are inserted for the management of the
     -----
business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the By-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the By-laws so provide.

          C. Subject to the rights of holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

          D. Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (the "Whole Board").

          E. Stockholders shall not be permitted to cumulate their votes for the election of directors.

     SIXTH:
     -----

          A. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

          D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation), voting together as a single class.

     SEVENTH:  The Board of Directors is expressly empowered to adopt, amend or
     -------
repeal the By-laws of the Corporation. Any adoption, amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article FOURTH hereof), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the By-laws of the Corporation.

     EIGHTH:
     ------

          A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this
Section:

               1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

               2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

               3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

               4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

               5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder (a "Disproportionate Transaction"); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or quotation system or otherwise.

     The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

          B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

               1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

               2.   All of the following conditions shall have been met:

                    (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                         I. (if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (X) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (Y) in the transaction in which it became an Interested Stockholder, whichever is higher.

                         II. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.

                    (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                         I. (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (X) within the two-year period immediately prior to the Announcement Date, or (Y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                         II. (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                         III. the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                    (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                    (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination; (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and
          (Y) an increase in such
          annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                    (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          C.   For the purposes of this Article EIGHTH:

               1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

               2. "Interested Stockholder" shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

                    (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                    (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

                    (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.


               3.   A Person shall be a "beneficial owner" of any Voting Stock:

                    (a) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on March 31, 1996; or

                    (b) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                    (c) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on March 31, 1996, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

     provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

               4. For the purpose of determining whether a Person is an Interested Stockholder pursuant to Paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 31, 1996.

               6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               7. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

               8. "Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock of the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

               9. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

               10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

          E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

     NINTH:    The Board of Directors of the Corporation, when evaluating any
     -----
offer of another Person (as defined in Article EIGHTH hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institution to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

     TENTH:
     -----

          A. Except as set forth in Section B of this Article TENTH, in addition to any affirmative vote of stockholders required by law or this Certificate of Incorporation, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Person (as hereinafter defined) shall require the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation that is not beneficially owned (for purposes of this Article TENTH beneficial ownership shall be determined in accordance with Section C.2(b) of Article FOURTH hereof) by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or quotation system, or otherwise. Certain defined terms used in this Article TENTH are as set forth in Section C below.

          B. The provisions of Section A of this Article TENTH shall not be applicable with respect to:

               1. any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation or a Subsidiary (which term, as used in this Article TENTH, is as defined in the first clause of Section C.6 of Article EIGHTH hereof) of the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations);

               2. any purchase or acquisition made pursuant to an open market purchase program approved by a majority of the Board of Directors, including a majority of the Disinterested Directors (which term, as used in this Article TENTH, is as defined in Article EIGHTH hereof); or

               3. any purchase or acquisition which is approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, and which is made at no more than the Market Price (as hereinafter defined), on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.

          C.   For the purposes of this Article TENTH:

               1. The term Interested Person shall mean any Person (other than the Corporation, Subsidiaries of the Corporation, pension, profit sharing, employee stock ownership or other employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any of its Subsidiaries pursuant to the terms of such plans and trustees and fiduciaries with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner of 5% or more of the Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

               2. The Market Price of shares of a class of Equity Security on any day shall mean the highest sale price of shares of such class of Equity Security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the national securities exchange or the Nasdaq System or any other system then in use on which such class of Equity Security is traded.

               3.  The term Equity Security shall mean any security described in
     Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on March 31, 1996, which is traded on a national securities exchange or the Nasdaq System or any other system then in use.

               4. For purposes of this Article TENTH, all references to the term Interested Stockholder in the definition of Disinterested Director shall be deemed to refer to the term Interested Person.

     ELEVENTH:
     --------

          A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, including, without limitation, any Subsidiary (as defined in Article EIGHTH herein), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with
           --------  -------
respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the
                                            --------  -------
Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          C. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

          D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

          E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          F. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     TWELFTH:  A director of this Corporation shall not be personally liable to
     -------
the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     THIRTEENTH:    The Corporation reserves the right to amend or repeal any
     ----------
provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that,
                                                      --------  -------
notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article THIRTEENTH, clauses B or C of Article FOURTH, clauses C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article TENTH or Article ELEVENTH.

     FOURTEENTH:    The name and mailing address of the sole incorporator are as
     ----------
follows:

           NAME                          MAILING ADDRESS
           ----                          ---------------

     George W. Haligowski                Imperial Thrift and Loan Association
                                         700 North Central Avenue
                                         Glendale, California 91203

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 1st day of May, 1996.



                                    /s/ George W. Haligowsi
                                   -------------------------------------
                                   George W. Haligowski, Incorporator

                                  APPENDIX C

                           ITLA CAPITAL CORPORATION

                        RECOGNITION AND RETENTION PLAN



     1.   Plan Purpose.  The purpose of the Plan is to promote the long-term
          ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors and officers of the Corporation and its Affiliates.

      2.       Definitions.  The following definitions are applicable to the
               -----------
Plan:

               "Association" - means Imperial Thrift and Loan Association, a California thrift and loan and its predecessors and successors.

               "Award" - means the grant by the Committee of Restricted Stock, as provided in the Plan.

               "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

               "Code" - means the Internal Revenue Code of 1986, as amended.

               "Committee" - means the Committee referred to in Section 7 hereof.

               "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, executive officer or employee of the Corporation or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

               "Corporation" - means ITLA Capital Corporation, a Delaware corporation.

               "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

               "Participant" - means any director, advisory director, executive officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

               "Plan" - means the Recognition and Retention Plan of the Corporation.

               "Performance Requirements" - means the minimum requirements which must be met by the Corporation or the Association as set forth in Section 13.

               "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under
Section 3 hereof with respect to Restricted Stock awarded under the Plan.

               "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 3 hereof, so long as such restrictions are in effect.

               "Shares" - means the common stock, par value $0.01 per share, of the Corporation.

     3.   Terms and Conditions of Restricted Stock.  The Committee shall have
          ----------------------------------------
full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 3, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

               (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 3, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c) and (e) of this Section 3 and
Section 4 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

               (b) Except as provided in Section 5 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. If a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or normal or early retirement, Restricted Stock then still subject to restrictions imposed by paragraph (a) of this
Section 3 will be free of those restrictions.

               (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of ITLA Capital Corporation. Copies of such Plan are on file in the offices of the Secretary of ITLA Capital Corporation, 7979 Ivanhoe Avenue, La Jolla, California 92037.

               (d) At the time of any Award, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Restricted Stock Agreement").

               (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portions thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 3 or (ii) the forfeiture of such shares under paragraph (b) of this Section 3, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the lapsing of the Restricted Period imposed under paragraph (a) of this Section 3.

               (f)  At the expiration of the restrictions imposed by paragraph
(a) of this Section 3, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph
(c) of this Section 3 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 3.

     4.   Adjustments Upon Changes in Capitalization.  In the event of any
          ------------------------------------------
change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 3 hereof.

     5.   Effect of Change in Control.  Each of the events specified in the
          ---------------------------
following clauses (i) through (iii) of this Section 5 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation or the Association with respect to which 25% or more of the total number of votes may be cast for the election of the Board of Directors of the Corporation or the Association, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation or the Association shall cease to constitute a majority of the Board of Directors of the Corporation or the Association, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation or the Association. If the Continuous Service of any Participant of the Corporation is involuntarily terminated for whatever reason, at any time within twelve months after a change in control, unless the Committee shall have otherwise provided, any Restricted Period and Performance Requirements with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded.

     6.   Assignments and Transfers.  No Award nor any right or interest of a
          -------------------------
Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

     7.   Administration.  The Plan shall be administered by a Committee
          --------------
consisting of two or more members of the Board of Directors, neither of whom shall be an officer or former officer of the Association or the Corporation.
The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     8.   Shares Subject to Plan.  Subject to adjustment by the operation of
          ----------------------
Section 4 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan are 300,000 shares. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

     9.   Employee Rights Under the Plan.  No director, officer or employee
          ------------------------------
shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation, the Association or any Affiliate.

     10.  Withholding Tax.  Upon the termination of the Restricted Period with
          ---------------
respect to any shares of Restricted Stock, the Corporation shall withhold from any payment or distribution made under this Plan sufficient Shares to cover any applicable withholding and employment taxes. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

     11.  Amendment or Termination.  The Board of Directors of the Corporation
          ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     12.  Term of Plan.  The Plan shall become effective upon its adoption by
          ------------
the Board of Directors of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 11 hereof.

     13.  Performance Criteria.  No Plan Shares shall be granted in any fiscal
          --------------------
year in which the Association fails to meet the following:

          a) a return on average assets of 50 basis points for the fiscal; and

          b) the Association is treated as adequately capitalized (as defined by FDIC regulations).